                                                                  CONFORMED COPY




                                    AGREEMENT




                           DATED 29th November, 1995-




                                US$1,500,000,000


                            REVOLVING CREDIT FACILITY



                                       FOR



                                    SIEBE plc


                                   ARRANGED BY


                              BANKERS TRUST COMPANY


                         NATWEST CAPITAL MARKETS LIMITED


                                       AND


                                   SBC WARBURG





                                  ALLEN & OVERY
                                     London

                                      INDEX

CLAUSE                                                                                                           PAGE
------                                                                                                           ----
1. INTERPRETATION.................................................................................................2
2. THE FACILITY..................................................................................................14
3 PURPOSE........................................................................................................14
4. CONDITIONS PRECEDENT..........................................................................................15
5. DRAWDOWN......................................................................................................16
6. REPAYMENT.....................................................................................................18
7. PREPAYMENT AND CANCELLATION...................................................................................18
8. INTEREST......................................................................................................20
9. OPTIONAL CURRENCIES...........................................................................................21
10. PAYMENTS.....................................................................................................24
11. TAXES........................................................................................................26
17. UNDERTAKINGS.................................................................................................39
18. DEFAULT......................................................................................................52
19. THE AGENT AND THE ARRANGERS..................................................................................56
26. CHANGES TO THE PARTIES.......................................................................................66
27. DISCLOSURE OF INFORMATION....................................................................................70
28. SET-OFF......................................................................................................71
29. PRO RATA SHARING.............................................................................................71
30. SEVERABILITY.................................................................................................73
31. COUNTERPARTS.................................................................................................73
32. NOTICES......................................................................................................73
33. LANGUAGE.....................................................................................................74
34. JURISDICTION.................................................................................................74
35. GOVERNING LAW................................................................................................76

SCHEDULES

1    Banks and Commitments.....................................................
2    Condtions Precedent Documents.............................................
Part I -- To be delivered before the first Loan................................
Part II -- To be delivered by an Additional Borrower...........................
3    Calculation of the MA Cost................................................
4    Form of Request...........................................................
5    Form of accession documents...............................................
Part I -- Form of Novation Certificate.........................................
Part II -- Borrower Accession Agreement........................................
Part III -- Borrower Cessation Notice..........................................
6    Timetable.................................................................
7    Facility Offices..........................................................
Signatories....................................................................

THIS AGREEMENT is dated 29th November, 1995 between:

(1) SIEBE plc (incorporated in England and Wales, registered no. 166023) (the "COMPANY");

(2) SIEBE INC. (incorporated in the State of Delaware, U.S.A.) and DEUTSCHE SIEBE GmbH (incorporated in Germany) as original borrowers (the "ORIGINAL BORROWERS");

(3) BANKERS TRUST COMPANY, NATWEST CAPITAL MARKETS LIMITED and SBC WARBURG, a division of SWISS BANK CORPORATION, as arrangers (in this capacity the "ARRANGERS");

(4)      THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");
         and

(5)      SWISS BANK CORPORATION as agent (in this capacity the "AGENT").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ADDITIONAL BORROWER"

         means a member of the Group which becomes a Borrower in accordance with Clause 26.4 (Additional Borrowers).

         "AFFILIATE"

         means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Dollars at or about 11.00 a.m. on a particular day.

         "BALANCE SHEET"

         means, at any time, the latest published audited consolidated balance sheet of the Group.

         "BORROWER"

         means any of the Company, an Original Borrower or an Additional Borrower (and "BORROWERS" shall mean all of them).

         "BORROWER ACCESSION AGREEMENT"

         means a letter substantially in the form of Part 11 of Schedule 5 with such amendments as the Agent may approve or reasonably require.

         "BORROWER CESSATION NOTICE"

         means a notice substantially in the form set out in Part III of
         Schedule 5 with such amendments as the Agent may approve or reasonably require.

         "BORROWINGS"

         means:

         (a) all items which are of a type which would be accounted for as borrowings in accordance with the accounting principles applied in connection with the Original Group Accounts; and

         (b) (without double counting) all guarantees, indemnities or other forms of assurance against financial loss in respect of any such item in paragraph (a) above of any person.

         "BUSINESS DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for business in London and New York City and (in relation to a transaction involving ECUs) Paris and Brussels and (in relation to a transaction involving any other Optional Currency) the principal financial centre of the country of that Optional Currency.

         "CANADIAN DOLLARS"

         means the lawful currency for the time being of Canada.

         "COMMITMENT"

         means, subject to Clause 26.2 (Transfers by Banks), the amount in Dollars set opposite the name of a Bank in Schedule 1, to the extent not cancelled, transferred or reduced under this Agreement.

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice and/or expiry of any grace period, would constitute an Event of Default.

         "DEUTSCHMARKS"

         means the lawful currency for the time being of Germany.

         "DOLLARS" OR "US$"

         means the lawful currency for the time being of the United States of America.

         "DOUBLE TAXATION TREATY"

         means any convention between a government of the jurisdiction of incorporation of a Borrower and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "DRAWDOWN DATE"

         means the date of the advance of a Loan.

         "ECU"

         means the European Currency Unit used in the European Monetary System.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 18.1 (Events of Default).

         "EXISTING FACILITIES"

         means:

         (a) the Company's syndicated revolving credit facility dated 25th July, 1994 arranged by NatWest Capital Markets Limited and S.G. Warburg & Co. Ltd; and

         (b) Siebe Inc.'s secured facility dated 27th July, 1990 arranged by Bankers Trust Company.

         "FACILITY"

         means the facility referred to in Clause 2.1 (Facility).

         "FACILITY OFFICE"

         means, in relation to a Bank, the office(s) notified by a Bank to the
         Agent:

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than 5 Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement being, at the date of this Agreement, the addresses set out in Schedule 7.

         "FEE LETTERS"

         means the letters dated the date of this Agreement between the Company and, respectively, the Agent and the Arrangers setting out the amount of various fees referred to in Clause 20 (Fees).

         "FINAL REPAYMENT DATE"

         means the fifth anniversary of the date of this Agreement.

         "FINANCE DOCUMENT"

         means this Agreement, the Fee Letters, a Novation Certificate or any other document designated in writing as such by the Agent and the Company.

         "FINANCE PARTY"

         means an Arranger, a Bank or the Agent.

         "FINANCIAL INDEBTEDNESS"

         means any indebtedness in respect of:

         (a)      moneys borrowed and debit balances at banks; or

         (b) any debenture, bond, note, loan stock or other security (other than equity which is not a mechanism for borrowing): or

         (c) any acceptance or documentary credit, except for any such credit opened in the ordinary course of trade the term of which is 180 days or less; or

         (d) recourse in respect of receivables sold or discounted in the event that these receivables cannot be collected; or

         (e) the acquisition cost of any asset (other than any asset obtained on normal commercial terms in the ordinary course of trading) to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; or

         (f) leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased; or

         (g)      currency or interest swap, cap or collar arrangements; or

         (h) any guarantee or indemnity given in respect of indebtedness of a type referred to in sub-paragraphs (a) to (g) above,

         "FRENCH FRANCS"

         means the lawful currency for the time being of France.

         "GROUP"

         means the Company and its Subsidiaries.

         "LOAN"

         means a loan made by the Banks under the Facility or the principal amount outstanding of that loan.

         "LIBOR"

         means, in relation to a Loan:

         (a) the arithmetic mean (rounded upward to the nearest four decimal places) of the offered quotations for deposits in the currency of that Loan for a period comparable to its Term which appear on the relevant Page (if any) of the Reuters Screen at or about 11.00 a.m. on the applicable Rate Fixing Date; or

         (b) if one only or no such offered quotation appears on the relevant Page of the Reuters Screen or there is no relevant Page, the rate per annum of the offered quotation for deposits in the currency of that Loan for a period comparable to its Term which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about 12.00 noon (showing the rate as at 11.00 am.) on the applicable Rate Fixing Date; or

         (c) if one only or no such offered quotation appears on the relevant Page of the Reuters Screen or there is no relevant Page and no such offered quotation appears on the relevant Telerate Page by 12 noon, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. on the applicable Rate Fixing Date for the offering of deposits in the currency of that Loan for a period equal or comparable to its Term.

         For the purposes of this definition, "TELERATE PAGE 3750" or "TELERATE PAGE 3740" means the display designated as "Page 3750" or "Page 3740" on the Telerate Service (or such other page as may replace Page 3750 or Page 3740 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates.

         "MAJORITY BANKS"

         means, at any time, Banks whose Commitments:

         (a)      then aggregate more than 67 per cent. of the Total
                  Commitments; or

         (b) if the Total Commitments have been reduced to zero, aggregated more than 67 per cent. of the Total Commitments immediately before the reduction.

         "MARGIN"

         means 0.2 per cent.  per annum.

         "MATERIAL SUBSIDIARY"

         means, at any time:

         (a)      a Borrower; or

         (b) a Subsidiary of the Company the gross assets or profit before tax and exceptional items and extraordinary items (in both cases, shown as such in its most recently audited accounts) of which (consolidated in the case of a Subsidiary which itself has Subsidiaries) amount to 5 per cent. or more of the consolidated gross assets or profits before tax and exceptional items and extraordinary items (shown as such in the Balance Sheet or the Profit and Loss Account) of the Group (all as calculated by reference to the latest audited consolidated accounts of the Group); or

         (c) a Subsidiary of the Company to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transactions was a Material Subsidiary.

         For the purposes of this definition:

         (i) if a Subsidiary of the Borrower becomes a Material Subsidiary under paragraph (c) above, then the Material Subsidiary from which the relevant transfer was made shall, subject to paragraph (b) above, cease to be a Material Subsidiary; and

         (ii) if a Subsidiary is acquired by the Company after the end of the financial period to which the latest audited consolidated accounts relate, those accounts shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited accounts (consolidated if appropriate) until consolidated accounts of the Group for the financial period in which the acquisition is made have been prepared and audited.

         "MLA COST"

         means the cost imputed to the Banks of compliance with the mandatory liquid assets requirements of the Bank of England during the Term of a Loan denominated in Sterling, determined in accordance with Schedule 3.

         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 26.3 (Procedure for novations).

         "OPTIONAL CURRENCY"

         means Sterling, Canadian Dollars, French Francs, Yen, Deutschmarks, Swiss Francs or ECUs or any other currency (other than Dollars) which the Agent certifies is readily available and freely transferable in the London interbank market.

         "ORIGINAL DOLLAR AMOUNT"

         means:

         (a)      the principal amount of a Loan denominated in Dollars; or

         (b) the principal amount of a Loan denominated in an Optional Currency, translated into Dollars on the basis of the Agent's Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Loan.

         "ORIGINAL GROUP ACCOUNTS"

         means the audited consolidated accounts of the Group for the year ended 1st April, 1995.

         "PARTICIPATION DATE"

         means:

         (a) in relation to a Bank which is an original Party, the date of this Agreement; and

         (b) in relation to any other Bank, the date on which it becomes a Party.

         "PARTY"

         means a party to this Agreement.

         "PRESCRIBED TIME"

         means the time set opposite the number of a sub-Clause or paragraph under the heading "TIME" in Schedule 6.

         "PROFIT AND LOSS ACCOUNT"

         means, at any time, the latest published audited consolidated profit and loss account of the Group.

         "QUALIFYING LENDER"

         means a bank or financial institution which either:

         (a)      for a Loan to a Borrower incorporated in the U.K.

                  (i) is recognised by the Inland Revenue as a bank carrying on a bona fide banking business in the U.K. for the purpose of Section 349 of the Income and Corporation Taxes Act 1988 and takes any interest received by it under this Agreement into account as a trading receipt of such a business; or

                  (ii)     is a Treaty Bank; or

         (b)      for a Loan to a U.S.  Borrower:

                  (i) is either not a foreign person for U.S. federal income tax purposes or payments of principal, interest, fees and other amounts under the Finance Documents are effectively connected with the conduct of a trade or business in the United States of America; or

                  (ii)     is a Treaty Bank.

         "RATE FIXING DATE"

         means:

         (a)      the Drawdown Date for a Loan denominated in Sterling; or

         (b) the second Business Day before the Drawdown Date for a Loan denominated in Dollars or an Optional Currency other than Sterling.

         "REFERENCE BANKS"

         means, subject to Clause 26.5 (Reference Banks), the principal London offices of National Westminster Bank Plc, Swiss Bank Corporation and Bankers Trust Company.

         "REGULATION D COSTS"

         means, in relation to any Loan made to a US Borrower (or deposits maintained by a Bank to fund such a Loan), the amount (if any) certified by a Bank to be the cost to it of complying with Regulation D of the Board of Governors of the United States Federal Reserve System (or any similar reserve requirements) in respect of that Loan or those deposits.

         "REPAYMENT DATE"

         means the last day of the Term of a Loan.

         "REQUEST"

         means a request made by a Borrower for a Loan, substantially in the form of Schedule 4.

         "ROLLOVER LOAN"

         means a Loan which:

         (a)      is being borrowed solely to refinance an outstanding Loan; and

         (b) is in the same currency as and is in an amount equal to or less than that outstanding Loan.

         "SECURITY INTEREST"

         means any mortgage, pledge, lien, charge, assignment operating by way of security, hypothecation or security interest, or, in relation to a jurisdiction other than England and Wales, any other equivalent or analogous agreement or arrangement having the effect of conferring security, but excludes, for the avoidance of doubt, set off rights enjoyed by or against any bank or financial institution which do not amount to a cash management scheme.

         "STERLING" OR "(POUND)"

         means the lawful currency for the time being of the U.K.

         "SUBSIDIARY"

         means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989. "Swiss Francs" means the lawful currency for the time being of Switzerland.

         "SWISS FRANCS"

         means the lawful currency for the time being of Switzerland.

         "TERM"

         means, in relation to a Loan, the period for which the Loan is borrowed, as selected by a Borrower in the Request relevant to that Loan.

         "TOTAL COMMITMENTS"

         means the aggregate for the time being of the Commitments being US$1,500,000,000 at the date of this Agreement

         "TREATY BANK"

         means a bank or financial institution which is entitled at its Participation Date to the benefit of a provision in a Double Taxation Treaty giving exemption from withholding or deduction in respect of taxation on interest by a Borrower and which does not carry on business in the jurisdiction of incorporation of that Borrower through a permanent establishment with which the indebtedness under the Finance Documents in respect of which the interest is paid is effectively connected.

         "U.K."

         means the United Kingdom of Great Britain and Northern Ireland.

         "US BORROWER"

         means Siebe Inc. or a Borrower that is incorporated or organised under the laws of any of the United States of America or the District of Columbia.

         "U.S.  FACILITY"

         means the US$150,000,000 11.22% Senior Secured Notes due 2001 issued by Siebe Inc.

         YEN"

         means the lawful currency for the time being of Japan.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) "ASSETS" includes properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                  (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; and

                  (B) if a Term for a Loan commences on the last Business Day of a calendar month, that Term shall end on the last Business Day in the month in which it is to end;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, only if compliance with the regulation is in accordance with the general practice of persons to whom the regulation is intended to apply) of any governmental body, agency, department or regulatory, self-regulating or other authority or organisation;

                  (ii) a provision of a law is a reference to that provision as amended or re-enacted;

                  (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

                  (iv)     a person includes its successors and assigns;

                  (v) a Finance Document or another document (other than the U.S. Facility) is a reference to that Finance Document or that other document as amended, novated or supplemented;

                  (vi)     a time of day is a reference to London time; and

                  (vii) a Bank is a reference to a Bank and any of its successors and permitted assigns and any other bank or financial institution which becomes a Bank whether by way of Novation Certificate or otherwise.

         (b) NatWest Capital Markets Limited in its capacity as an Arranger is a Party as agent for National Westminster Bank Plc a member of IMRO. All references to NatWest Capital Markets Limited as an Arranger include National Westminster Bank Plc unless the context otherwise requires. This paragraph does not affect the rights or obligations of National Westminster Bank Plc under this Agreement.

         (c) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance

                  Document has the same meaning in that Finance Document or notice as in this Agreement.

         (d) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       THE FACILITY

2.1      FACILITY

         Subject to the terms of this Agreement, the Banks grant to the Borrowers a commited revolving multicurrency advance facility under which the Banks shall, when requested by a Borrower, make to that Borrower Loans up to an aggregate Original Dollar Amount not exceeding, at any time, the Total Commitments at that time. No Bank is obliged to lend more than its Commitment.

2.2      NUMBER OF REQUESTS AND DRAWDOWNS

         No more than one Loan with a Term of 7 days and no more than 30 other Loans may be outstanding at any time. Subject to the above, up to 10 Requests may be delivered on the same day and up to 10 Loans may be requested with the same Drawdown Date, whether or not the currencies and Terms requested are similar.

2.3      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3        PURPOSE

(a) Each Borrower shall apply each Loan towards its general corporate purposes, including refinancing the Existing Facilities.

(b) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The obligations of each Finance Party to a Borrower under this Agreement are subject to the condition precedent that the Agent has notified the Company and the Banks that it has received all of the documents set out in Part I of Schedule 2 relevant to that Borrower and the Company in form and substance satisfactory to the Agent. The Agent shall use all reasonable endeavours to give that notification promptly after receiving all of those documents.

4.2      CONDITION PRECEDENT TO THE FIRST LOAN

         The obligations of each Bank to participate in the first Loan are subject to the further condition precedent that the Agent has notified the Banks that it has received confirmation from the Company that the proceeds of the first Loan will be utilised in repaying or prepaying the Existng Facilities in whole and that all commitments under the Existing Facilities have been, or will be, cancelled in full on or before the first Drawdown Date.

4.3      FURTHER CONDITIONS PRECEDENT

         The obligations of each Bank to participate in a Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan:

         (a) the representations and warranties in Clause 16 (Representations and warranties) to be repeated on those dates in accordance with Clause 16.14 (Times for making representations and warranties) are correct (other than those which have been expressly waived in accordance with this Agreement) and will be correct immediately after the Loan is made;

         (b) (in the case of any Loan other than a Rollover Loan) no Default is outstanding or will result from the making of the Loan (which has not been waived in accordance with this Agreement); and

         (c)      the borrowing of the Loan will not cause the aggregate of:

                  (i) the Original Dollar Amount of all outstanding Loans (but, for the purpose of this sub-paragraph (c) only, disregarding any outstanding Loan which falls to be repaid on or before, and including any Loan which is scheduled to be made prior to or on, the Drawdown Date of that Loan); and

                  (ii)     the Original Dollar Amount of that Loan,

                  to exceed the Total Commitments at that time.

         if an Event of Default is outstanding (which has not been waived in accordance with this Agreement) or will result from the making of a rollover Loan, the Borrower must not select a Term of more than one month.

5.       DRAWDOWN

5.1      RECEIPT OF REQUESTS

         A Borrower may utilise the Facility if the Agent receives, not later than the Prescribed Time, a duly completed Request.

5.2      COMPLETION OF REQUESTS

         A Request will not be regarded as having been duly completed unless:

         (a)      the Drawdown Date is a Business Day;

         (b) only one currency is specified and the principal amount of the Loan is for an amount equal to the aggregate of the then undrawn Commitments or, if less, is:

                  (i) if the currency is Dollars, a minimum of US$5,000,000 and an integral multiple of US$ 1,000,000; or

                  (ii) if the currency is Sterling, a minimum of (pound)5,000,000 and an integral multiple of (pound)1,000,000; or

                  (iii) if the currency is an Optional Currency other than Sterling, a minimum and integral multiple of the amounts agreed between the relevant Borrower and the Agent before the delivery of that Request or failing agreement, the equivalent in the Optional Currency of a minimum amount of US$2,000,000 and an integral multiple of US$1,000,000 calculated at the Agent's Spot Rate of Exchange at the Prescribed Time referred to in Clause 5.1 (Receipt of Requests) rounded on such basis as may be reasonably determined by the Agent and notified to that Borrower; or

                  (iv) such other amount as the Agent and the relevant Borrower may agree;

         (c)      only one Term is specified which:

                  (i)      does not overrun the Final Repayment Date; and

                  (ii) is a period of an approved duration or of an optional duration;

                  and

         (d)      the payment instructions comply with Clause 10 (Payments).

         In this Agreement:

         "APPROVED DURATION" means a period of 7 days or 1, 2, 3 or 6 months;
         and

         "OPTIONAL DURATION" means a period of 12 months or such other period as the Borrower and the Banks may agree,

5.3      AMOUNT OF EACH BANK'S PARTICIPATION IN THE LOAN

         The amount of a Bank's participation in the Loan will be the proportion of the Loan which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

5.4      NOTIFICATION OF THE BANKS

         The Agent shall, not later than the Prescribed Time, notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

5.5      SELECTION OF AN OPTIONAL DURATION

(a) If a Borrower selects a Term of an optional duration, it may also select in the relevant Request a Term of an approved duration to apply if the selection of a Term of in optional duration becomes ineffective in accordance with paragraph (b) below.

(b)      If:

         (i)      a Borrower requests a Term of an optional duration; and

         (ii) the Agent receives notice from a Bank not later than the Prescribed Time that it does not agree to the request,

         the Term for the proposed Loan shall be of the alternative approved duration specified in the relevant Request or, in the absence of any alternative selection, 6 months.

(c) If the Agent receives a notice from a Bank under paragraph (b) above, it shall notify the relevant Borrower and the Banks of the new Term for the proposed Loan by not later than the Prescribed Time.

5.6      PAYMENT OF PROCEEDS

         Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the relevant Borrower on the relevant Drawdown Date.

6.       REPAYMENT

         Each Borrower shall repay each Loan made to it in full on its Repayment Date to the Agent for the Banks. Amounts repaid may, in accordance with the terms of this Agreement, be reborrowed.

7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION OF THE TOTAL COMMITMENTS

         The Commitment of each Bank shall be automatically cancelled at close of business on the Final Repayment Date.

7.2      VOLUNTARY CANCELLATION

         The Company may, by giving not less than 14 days' prior notice to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in minimum amounts of US$20,000,000 and integral multiples of US$10,000,000 thereafter) without premium or penalty. Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3      VOLUNTARY PREPAYMENT

         A Borrower may, by giving not less than 14 days' prior notice to the Agent, prepay any Loan, or any part of it which is of a minimum amount or a higher integral multiple of the amounts in the relevant currency specified in Clause 5.2(b) (Completion of Requests).

7.4      MANDATORY PREPAYMENT

         If any single person, or group of persons acting in concert (as defined in the City Code on Take-Overs and Mergers), acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Company, the Company shall notify the Agent promptly after becoming aware of the relevant event. The Agent

         (on behalf of and after consultation with the Banks) shall negotiate with the Company with a view to agreeing terms and conditions acceptable to the Banks for continuing the Facility. Any terms and conditions agreed in writing by the Agent (on behalf of and with the consent of all the Banks) and the Company within 30 days of the occurrence of the event in question shall take effect in accordance with its terms. If no such agreement is reached within that 30 day period, then, if so instructed by the Majority Banks at any time thereafter, the Agent shall by notice to the Company:

         (a)      cancel the Total Commitments; and/or

         (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.

7.5      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

         If any Borrower is required to pay any amount to a Bank under Clause 11 (Taxes) or Clause 13 (Increased Costs), the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. In that event:

         (a) each Borrower shall prepay that Bank's participation in all the Loans made to that Borrower on the date falling 5 Business Days after the date of service of the notice together with all other amounts payable by it to that Bank under this Agreement; and

         (b) the Bank's Commitment shall be cancelled on the date of service of the notice.

7.6      MITIGATION

         If any circumstances arise which result, or would on the giving of notice (or the like) result, in a Borrower having to make a payment to or for the account of a Bank under Clause 11 (Taxes), 13 (Increased costs) or 14 (Illegality), then, without in any way limiting, reducing or otherwise qualifying any of the obligations of any Borrower under those Clauses, the Bank shall promptly notify that Borrower and negotiate in good faith and shall take such steps as are reasonably open to it and as are acceptable to that Borrower to mitigate or remove those circumstances, including (without limitation) change of its Facility Office, restructuring of its participation in the Facility or the transfer of its obligations to an Affiliate or other person acceptable to that Borrower. Nothing in this Clause requires a Bank to take any action which, in its sole opinion, might be in any way prejudicial to it or conflict with its banking policies or to disclose any information regarding its or its Affiliates' tax affairs.

7.7      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Without prejudice to the right of a Borrower, subject to the term of this Agreement, to re-borrow Loans repaid in accordance with Clause 6 (Repayment) or prepaid in accordance with Clause 7.3 (Voluntary prepayment), no amounts prepaid under this Agreement (other than pursuant to Clause 7.3 (Voluntary prepayment)) may be reborrowed. No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.       INTEREST

8.1      INTEREST RATE

         The rate of interest on each Loan for its Term is the rate per annum determined by the Agent to be the aggregate of the applicable:

         (a)      Margin;

         (b)      LIBOR; and

         (c) in the case of Loans denominated in Sterling, MLA Cost.

8.2      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on its Repayment Date and also, in the case of a Loan with a Term longer than 6 months, on the dates falling at 6 monthly intervals after its Drawdown Date.

8.3      DEFAULT INTEREST

(a) If a Borrower fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be 1 per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Terms of such duration as the Agent may determine (each a "DESIGNATED TERM").

(b) The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it reasonably selects.

(d)      Default interest will be compounded at the end of each Designated
         Term.

8.4      NOTIFICATION OF RATES OF INTEREST

         The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.       OPTIONAL CURRENCIES

9.1      CHANGE OF CURRENCY

         If, before 9.30 a.m. on the Rate Fixing Date of a Loan to be denominated in an Optional Currency, the Agent receives notice from a Bank that:

         (a) it is impracticable for the Bank to fund its participation in the Loan for its Term in that Optional Currency in the ordinary course of business in the London interbank market; or

         (b) the use of the proposed Optional Currency might contravene any law or regulation,

         then:

         (i) the Agent shall promptly and in any event before 10.30 a.m. on that Rate Fixing Date notify the relevant Borrower and the Banks;

         (ii) if the Agent receives notice from the relevant Borrower specifying the Loan should not be made by 11.00 a.m. on the relevant Rate Fixing Date, the Loan shall not be made;

         (iii)    if the Agent does not receive any notice under sub-paragraph
                  (ii) above, the Loan will be denominated instead in Dollars (unless the Agent receives notice under sub-paragraph (iv) below) in an amount equal to its Original Dollar Amount, and there shall be substituted in the definition of "LIBOR" (insofar as it applies to that Loan in Dollars) in Clause 1.1 (Definitions) the times "l.00 p.m." and "2.00 p.m." for, respectively, the times "11.00 a.m." and "12.00 noon"; and

         (iv) if the Agent receives notice from the relevant Borrower specifying the Loan shall be made in Sterling by 11.00 a.m. on the relevant Rate Fixing Date, the Loan shall be made in Sterling.

9.2      NOTIFICATION OF RATES AND AMOUNTS

         The Agent shall notify each relevant Party of any applicable Agent's Spot Rate of Exchange or Original Dollar Amount promptly after it is ascertained.

9.3      ECU

         (a)      If, at any time:-

         (i) the ECU ceases to be utilised as the basic accounting unit of the European Union;

         (ii)     the ECU ceases to be used in the European Monetary System;

         (iii) it becomes illegal, impossible or impracticable for payments to be made under this Agreement in ECU; or

         (iv)     the Agent determines that any event mentioned in sub-paragraph
                  (i) to (iii) above is likely to occur before the Final Repayment Date.

         then:-

         (1) the Agent shall notify the Company and the Banks promptly upon becoming aware of the event;

         (2) the Banks shall not be obliged to make any Loans denominated in ECU on or after the date of that notification; and

         (3) subsequently each amount which would otherwise have been payable by the relevant Borrower under this Agreement in ECU shall be paid by that Borrower in Dollars or any component currency of the ECU or any other currency acceptable to all of the Banks (the "REPLACEMENT CURRENCY") and the amount of replacement currency so payable will be determined in accordance with paragraph (b) below.

(b)      (i)      The equivalent in replacement currency of the Loan in ECU for the purposes of paragraph (a) above will be calculated by the Agent as the sum of the equivalent in replacement currency of the components of the ECU;

         (ii) the components of the ECU for this purpose will be the currency amounts that were components of the ECU when the ECU was most recently used in the European Monetary System, except that, if the ECU is being used for the settlement of transactions by public institutions of or within the European Community, or was so used after its most recent use in the European Monetary System, the components will be:-

                   (1) the currency amounts that are components of the ECU as so used on the day the calculation of the amount of replacement currency is to be made (the "DAY OF VALUATION"); or

                  (2) the currency amounts that were components of the ECU when it was most recently so used, as appropriate;

         (iii) the rates to be used by the Agent for the above purposes will be its rates for the purchase in the London foreign exchange market of replacement currency with each of the components at or about 11.00 a.rn. on the day of valuation for value on the day the relevant payment in replacement currency is due; and

         (iv) the day of valuation will be the day determined by the Agent for the purposes of calculating the equivalent in replacement currency of any amount in ECU and, unless the Agent considers it inappropriate, will be the day two Business Days before the relevant payment in replacement currency is due.

10.      PAYMENTS

10.1     PLACE

         All payments by a Borrower or a Bank under this Agreement shall be made to the Agent or to its account at such office or bank as it may notify to that Borrower or Bank for this purpose.

10.2     FUNDS

         Payments under this Agreement to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3     DISTRIBUTION

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of ECU, a principal financial centre selected by the relevant Party in which payments in ECU may be cleared) as it may notify to the Agent for this purpose by not less than 1 Business Day's prior notice.

(b) The Agent shall apply any amount received by it for a Borrower in any currency (the "FIRST CURRENCY") in or towards:

         (i) payment (on the date and in the currency and funds of receipt) of any amount in the first currency due from that Borrower under this Agreement; or

         (ii) if that Borrower and the Agent so agree, the purchase of any amount of any other currency (the "SECOND CURRENCY") to be applied in payment of any amount in the second currency due from that Borrower under this Agreement; the resultant amount shall be deemed to be the amount received by the Agent after allowing for costs of conversion.

         Nothing in this Clause 10.3(b) shall be effective to create a charge.

(c) Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4     CURRENCY

(a) A repayment or prepayment of a Loan is payable in the currency in which the Loan is denominated.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Dollars.

10.5     SET-OFF AND COUNTERCLAIM

         All payments made by a Borrower under this Agreernent shall be made without set-off or counterclaim.

10.6     NON-BUSINESS DAYS

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.7     PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by a Borrower under this Agreement, the Agent shall apply that payment towards the obligations of that Borrower under this Agreement in the following order:

         (i) FIRST, in or towards payment of any unpaid costs and reasonable expenses of the Agent under this Agreement;

         (ii) SECONDLY, in or towards payment pro rata of any accrued fees due but unpaid by that Borrower under Clause 20.2 (Commitment fee);

         (iii) THIRDLY, in or towards payment pro rata of any accrued interest due but unpaid by that Borrower under this Agreement;

         (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid by that Borrower under this Agreement; and

         (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid by that Borrower under this Agreement.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by a Borrower.

11.      TAXES

11.1     GROSS-UP

         Subject to Clause 11.5 (Exceptions to Gross-up), all payments by a Borrower under the Finance Documents shall be made without any deductions and free and clear of and without deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to any taxes. Subject to Clause
         11.5 (Exceptions to Gross-up), if any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by a Borrower, or paid or payable by the Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any such other deduction. This Clause shall only apply to taxes imposed, levied or assessed by or on behalf of the United Kingdom or the jurisdiction of incorporation of a Borrower or any other jurisdiction from or through which a Borrower may choose to make any payment under this Agreement (or any federation or organisation of which the United Kingdom or any such other jurisdiction is a member) or any political sub-division or authority of any of the foregoing.

11.2     TAX RECEIPTS

         All taxes required by law to be deducted or withheld by a Borrower from any amounts paid or payable under this Agreement shall be paid by that Borrower when due and that Borrower shall, within 30 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including any relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

11.3     US TAX FORMS

(a) Each Bank (other than any that is organised under the federal laws of, or the laws of any of, the United States of America or the District of Columbia) shall, subject to paragraph (c) below, deliver to each US Borrower and the Agent as soon as practicable and in any case within 30 days of the later of its Participation Date and the date on which the US Borrower becomes a Party (and prior to the expiry of any such form previously provided), the appropriate number of copies of duly executed US Internal Revenue Service Form 1001 or 4224, whichever is applicable (in each case together with a Form W-8, if required) or any successor to such relevant form allowing the US Borrower to make payments to that Bank without deduction or withholding in respect of taxes in the United States of America.

(b) Each Bank that is organised under the federal laws of, or the laws of any of, the United States of America of the District of Columbia shall, subject to paragraph (c) below, deliver to each US Borrower and the Agent as soon as practicable and in any case within 30 days of its Participation Date (and prior to the expiry of any such form previously provided) the appropriate number of copies of duly executed US Internal Revenue Service Form W-9 or any successor to such form.

(c) No Bank is obliged to deliver any form(s) under paragraph (a) or (b) above to the extent that the Bank is unable to do so, or it would be inappropriate for it to do so, as a result of the introduction of or any change in, or in the interpretation or application by any relevant authority of, any law or regulation or any practice or concession of the US Internal Revenue Service after the date of this Agreement.

11.4     OTHER TAX FORMS

(a) Each Bank shall, so far as it is able, promptly (in respect of the Company) and (in respect of any Additional Borrower) promptly on request by the relevant Borrower, provide any applicable information or documentation to the appropriate tax authority in the jurisdiction of incorporation of that Borrower and (if applicable) the jurisdiction in which the Facility Office of that Bank is situated with a view to ensuring that, by virtue of the application of any Double Taxation

         Treaty or otherwise, that Borrower is enabled to make payments to that Bank without deduction or withholding in respect of taxes in the jurisdiction of incorporation of that Borrower.

(b) Each Bank shall, so far as it is able, promptly complete and file with the relevant tax authorities all applicable forms required by that Borrower and shall use reasonable endeavours to procure that the applicable forms are lodged with the appropriate tax authority in the jurisdiction of incorporation of that Borrower and (if applicable) the jurisdiction in which the Facility Office of that Bank is situated as soon as reasonably practicable.

11.5     EXCEPTIONS TO GROSS-UP

(a) If, otherwise than as a result of the introduction of, change in, or general change in the official interpretation, administration or application of, any law or regulation or any practice or concession of the appropriate tax authority in the jurisdiction of incorporation of a Borrower or the relevant Double Taxation Treaty on or after its Participation Date, a Bank is not or ceases to be a Qualifying Lender, that Borrower is not liable to pay to that Bank under Clause 11.1 (Gross-up) any amount in respect of taxes levied or imposed by the jurisdiction of incorporation of that Borrower or any taxing authority thereof or therein in excess of the amount it would have been obliged to pay if that Bank had not ceased to be a Qualifying Lender.

(b) For a Treaty Bank Clause 11.1 (Gross-up) shall not apply to the extent that deduction or withholding on account of the relevant taxes could have been avoided by obtaining the appropriate direction or regulation from the appropriate tax authority in the jurisdiction of incorporation of a Borrower to make a payment gross prior to the relevant payment, and the failure to obtain such a direction results solely from the relevant Bank failing to comply with its obligations under Clause 11.4 (Other tax forms).

(c) If a Bank fails to perform its obligations under Clause 11.3 (U.S. Tax forms), a US Borrower is not liable to pay that Bank under Clause 11.1 (Gross-up) any amount in respect of taxes levied or imposed by the United States of America or any taxing authority thereof or therein in excess of the amount it would have been obliged to pay if that Bank had performed its obligations under Clause 11.3 (U.S. Tax forms).

11.6     WARRANTY BY EACH BANK

         Each Bank warrants to the Company that:

         (a)      it is a Qualifying Lender;

         (b) it is in compliance with its obligations under Clause 11.4 (Other tax forms); and

         (c) for a Loan to a US Borrower, it is in compliance with its obligations under Clause 11.3 (US tax forms).

         Those warranties will be deemed to be repeated by each Bank from its Participation Date and on the due date of each payment of interest to that Bank on a Loan, unless that Bank is not able to make them on that date as a result of the introduction of, change in, or general change in the official interpretation, administration or application of, any relevant law or any relevant practice or concession of the appropriate tax authority in the jurisdiction of incorporation of a Borrower the relevant Double Taxation Treaty after the date of this Agreement. If at any time after the date of this Agreement any Bank is aware that it is, or will become, unable to make those warranties (for whatever reason), it shall promptly notify the Company.

11.7     REFUND OF TAX CREDITS

         If a Borrower makes a payment under Clause 11.1 (a "TAX PAYMENT") in respect of a payment to the Agent or a Bank under this Agreement and the Agent or Bank determines in its discretion that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "TAX CREDIT") which the Agent or Bank is able to identify as attributable to that Tax Payment, then the Agent or Bank shall reimburse that Borrower such amount as the Agent or Bank determines to be such proportion of that Tax Credit as will leave the Agent or Bank (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in if no Tax Payment had been required. That Bank or the Agent shall not be obliged to disclose any information regarding its tax affairs and computations.

12.      MARKET DISRUPTION

(a) Where paragraph (c) of the definition of LIBOR applies, if a Reference Bank does not supply an offered rate by 12.30 p.m. (or, where Clause
         9.1 (Change of Currency) applies, 2.30 p.m.) on a Rate Fixing Date, the applicable LIBOR shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b)      If, in relation to any proposed Loan:

         (i) where paragraph (c) of the definition of LIBOR applies, no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR; or

         (ii) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that, in their opinion:

                  (A) matching deposits are not reasonably likely to be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Term; or

                  (B) the cost to them of matching deposits in the London interbank market would be in excess of the relevant LIBOR.

         the Agent shall promptly notify the relevant Borrower and the relevant Banks of the fact and that this Clause 12 is in operation.

(c)      After any notification under paragraph (b) above

         (i) unless the relevant Borrower notifies the Agent before close of business in London on the day it receives notification under paragraph (b) above that it no longer wishes the Loan to be made (in which case the Loan shall not be made) the Loan shall be made;

         (ii) within 5 Business Days of receipt of the notification, that Borrower, the Company and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that Loan and any future Loan to be denominated in the currency of the affected Loan;

         (iii) any substitute basis agreed under sub-paragraph (ii) above shall be, with the prior consent of all the Banks, binding on all the Parties;

                  (iv) if no alternative basis is agreed under sub-paragraph
                  (ii) above, each Bank (through the Agent) shall certify on or before the last day of the Term to which the notification relates an alternative basis for maintaining its participation in that Loan;

         (v) any alternative basis referred to in sub-paragraph (iv) above may include an alternative method of fixing the interest rate, alternative Terms or alternative currencies but it must reflect the cost to the Bank of funding its participation in the Loan from whatever sources it may reasonably select plus the Margin plus any applicable MLA Cost; and

         (vi) each alternative basis so certified shall be binding on the relevant Borrower and the certifying Bank and treated as part of this Agreement.

13.      INCREASED COSTS

13.1     INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Company shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or its Holding Company as a result of the introduction of or any change in or change in the interpretation or application of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b) In this Agreement "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party or its Holding Company as a result of the Finance Party having entered into, or performing, maintaining or funding its obligations under, this Agreement;

         (ii) that portion of an additional cost incurred by a Finance Party or its Holding Company in the Finance Party making, funding or maintaining all or any advances comprised in a class of advances formed by or including the participations in the Loans made or to be made under this Agreement as is attributable to it making, funding or maintaining those participations; or

         (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party or its Holding Company under this Agreement or on its capital; or

         (iv) the amount of any payment made by a Finance Party or its Holding Company, or the amount of interest or other return foregone by a Finance Party or its Holding Company, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

         (c) When calculating an increased cost, the Finance Party concerned may allocate or spread costs, liabilities and losses to or across its liabilities or assets, or any class of liabilities or assets, and on such basis, as it reasonably considers fair and appropriate. At the same time as it makes a demand under (a) above, the Finance Party shall supply a certificate of its increased costs containing reasonable details of the amount and basis of its claim. No

                  Finance Party is under an obligation to disclose information which it reasonably considers to be confidential.

13.2     EXCEPTIONS

         Clause 13.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the payment of the MLA Cost;

         (b) compensated for by the operation of Clause 11 (Taxes) or which would be so compensated but for Clause 11.5 (Exceptions to Gross-up);

         (c) on account of tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate; or

         (d) which results from the implementation, as contemplated as at the signing of this Agreement, of the matters set out in the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", the Directive of the Council of the European Communities on a Solvency Ratio for Credit Institutions (89/647/EEC of 18th December, 1989) and/or the Directive of the Council of the European Communities on Own Funds of Credit Institutions (89/299/EEC of l7th April, 1989) in each case as amended prior to the date of this Agreement) unless it results from any change in, or in the interpretation or application of, these matters after the signing of this Agreement.

13.3     REGULATION D COSTS

         Each US Borrower shall, promptly upon demand by any Bank (through the Agent), pay to that Bank the amount of any Regulation D Costs actually incurred by that Bank in respect of any Loans made by it to that US Borrower. Any such demand shall contain reasonable details of the calculation of the relevant Regulation D Costs.

         14.      ILLEGALITY

         If it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

         (a)      the Bank may notify the Company through the Agent accordingly;
                  and

         (b)      (i)      each Borrower shall forthwith prepay that Bank's
                           participation in all the Loans to that Borrower, together with all other amounts payable by it to that Bank under this Agreement; and

                  (ii)     the Bank's Commitment shall be cancelled.

15.      GUARANTEE

15.1     GUARANTEE

         The Company irrevocably and unconditionally:

         (a) as principal obligor, guarantees to each Finance Party the due and punctual payment within 3 Business Days of demand of any and every sum or sums of money which any Borrower (other than the Company) under the Finance Documents shall at any time be liable to pay to each Finance Party and which have not been paid at the time such demand is made; and

         (b) indemnifies each Finance Party within 3 Business Days of demand against any loss or liability suffered by it if any obligation guaranteed by the Company is or becomes unenforceable, invalid or illegal the amount of such loss or liability being the amount which the Party suffering the same would otherwise have been entitled to recover from the Company under this Clause 15 (Guarantee).

15.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 15 (Guarantee) shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4     WAIVER OF DEFENCES

         The obligations of the Company under this Clause 15 (Guarantee) will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 (Guarantee) or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with, any Borrower or other person;

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement of any security;

         (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

         (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 (Guarantee) shall include each variation or replacement;

         (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 15 (Guarantee) shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

         (f) any postponement, discharge, reduction, non-provability or other similar circumstances affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Company's obligations under this Clause 15 (Guarantee) be construed as if there were no such circumstance.

15.5     IMMEDIATE RECOURSE

         The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 15 (Guarantee).

15.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

         (b) hold in an interest bearing suspense account any moneys received from the Company or on account of the Company's liability under this Clause 15 (Guarantee).

15.7     NON-COMPETITION

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, the Company shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 15 (Guarantee):

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 15 (Guarantee);

         (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

         The Company shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.7 (Non-competition). Nothing in this Clause
         15.7 (Non-competition) shall be effective to create a Security
         Interest.

15.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

16.      REPRESENTATIONS AND WARRANTIES

16.1     REPRESENTATIONS AND WARRANTIES

(a) Each Borrower (other than the Company) makes, in respect of itself, the representations and warranties set out in this Clause 16
         (Representations and warranties) to each Finance Party; and

(b) the Company, in respect of itself and each Material Subsidiary, makes the representations and warranties set out in this Clause 16 (Representations and warranties) to each Finance Party.

16.2     STATUS

(a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and, in the case of a US Borrower, is in good standing under such laws; and

(b) it and each of the Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.3     POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4     LEGAL VALIDITY

         Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms (subject to the qualifications as to matters of law only contained in any legal opinion delivered to the Agent under Schedule 2).

16.5     NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

         (a) conflict in any respect with any law or regulation or judicial or official order to which it is subject; or

         (b)      conflict with its constitutional documents; or

         (c) conflict in any material respect with any material document which is binding upon it or any of the Material Subsidiaries or any of its assets or the assets of any of the Material Subsidiaries.

16.6     NO DEFAULT

(a) No Event of Default is outstanding or will result from the making of any Loan; and

(b) no other event is outstanding which constitutes a material default under any document which is binding on it or any of the Material Subsidiaries or any asset of it or any of the Material Subsidiaries to an extent or in a manner which would be reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

16.7     AUTHORISATIONS

         All necessary authorisations in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.8     ACCOUNTS

         In the case of the Company only, the audited consolidated accounts of the Group most recently delivered to the Agent (which, at the date of this Agreement, are the Original Group Accounts):

         (a) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom consistently applied; and

         (b) present a true and fair view of the consolidated financial condition of the Group as at the date to which they were drawn up.

16.9     LITIGATION

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened in which it is reasonably likely that there will be a determination adverse to the Company and which would, if adversely determined, have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

16.10    CERTAIN US GOVERNMENTAL REGULATION

         In the case of a US Borrower only, no US Borrower is subject to regulation under the United States Public Utility Holding Company Act of 1935, the United States Federal Power Act or the United States Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur indebtedness.

16.11    SECURITIES ACTIVITIES

         In the case of a US Borrower only, no US Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System).

16.12    SOLVENCY

         In the case of a US Borrower only, each US Borrower:

         (a) owns assets the fair saleable value of which is greater than the amount that will be required to pay its probable liability on its existing debts as they mature;

         (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and

         (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

16.13    OWNERSHIP OF BORROWERS

(a) Each Borrower (other than the Company) is, on the, date of this Agreement, a wholly-owned Subsidiary of the Company;

(b)      each Borrower (other than the Company) is a Subsidiary of the Company;
         and

(c) the Company owns in excess of 50 per cent. of the share capital of each Borrower (other than the Company).

16.14    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Clause 16 (Representations and warranties):

         (a)      (i)      in the case of a Borrower which is a Party on the
                           date of this Agreement, are made on the date of this Agreement; and

                  (ii) in the case of an Additional Borrower, will be deemed to be made by that Additional Borrower on the date it executes a Borrower Accession Agreement; and

         (b) (other than Clauses 16.6(b) (No default), 16.9 (Litigation) and 16.13(a) (Ownership of Borrowers) and, in the case of a Rollover Loan only, Clause 16.6(a) (No default)) are deemed to be repeated by the Company and a Borrower on the date of each Request by that Borrower, on each Drawdown Date for a Loan to that Borrower and, by the Company, on the date of a Borrower Accession Agreement with reference to the facts and circumstances then existing.

17.      UNDERTAKINGS

17.1     DURATION

         The undertakings in this Clause 17 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

17.2     FINANCIAL INFORMATION

         The Company shall supply to the Agent in sufficient copies for all the
Banks:

         (a) as soon as the same are available (and in any event within 135 days (or, in the case of Deutsche Siebe GmbH, 180 days) of the end of each of its financial years), its audited consolidated accounts and the audited financial statements for each Borrower (other than the Company) for that financial year;

         (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years) its interim report; and

         (c)      (i)      together with the accounts specified in paragraph (a)
                           above, a certificate signed by two of its directors
                           (without personal liability) on its behalf setting out in reasonable detail computations establishing compliance with Clause 17.12 (Financial covenants);
                           and

                  (ii) together with the accounts specified in paragraph (b) above, a certificate signed by two of its directors (without personal liability) on its behalf setting out in reasonable detail computations establishing compliance with Clause 17.12 (Financial covenants) as at the date to which those accounts were drawn-up.

17.3     INFORMATION - MISCELLANEOUS

         Each Borrower shall supply to the Agent in sufficient copies for all of the Banks, if the Agent so requests:

         (a) (in the case of the Company) all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined. have a material adverse effect on the ability of the Company to perform its obligations under this Agreement; and

         (c) (in the case of the Company) promptly, such further information in the possession or control of any member of the Group regarding its financial condition as the Majority Banks may reasonably request and which the Company is at liberty to disclose without breaching the rules or legal requirements of the London Stock Exchange, any other applicable laws or any duties of confidentiality owed to parties other than any member of the Group.

17.4     NOTIFICATION OF DEFAULT

         Each Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

17.5     COMPLIANCE CERTIFICATES

         The Company shall supply to the Agent:

         (a) together with the accounts specified in Clause 17.2(a) and (b) (Financial Information); and

                  (b) promptly at any other time, if the Agent so requests (provided that the Agent may not make more than three such requests during any financial year of the Company unless at the date of the request a Default is outstanding), a certificate signed by two of its directors (without personal liability) on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

17.6     AUTHORISATIONS

         Each Borrower shall promptly:

         (a)      obtain, maintain and comply with the terms of; and

         (b)      supply certified copies to the Agent of,

         any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

17.7     PARI PASSU RANKING

         Each of the Company and each other Borrower shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for those obligations which are mandatorily preferred by law applying to companies generally.

17.8     NEGATIVE PLEDGE

(a) The Company shall not, and shall procure that none of its Material Subsidiaries will, create or permit to subsist any Security Interest on any of its assets unless at the same time the Company or, as the case may be, that Material Subsidiary creates a Security Interest in favour of the Banks securing all the obligations of the Borrowers under this Agreement upon the same assets, ranking at least pari passu with the other obligations secured on those assets.

(b)      Paragraph (a) does not apply to:

         (i) any lien arising by operation of law (or by an agreement evidencing the same) in the ordinary course of business and securing amounts not more than 30 days overdue or which is being contested in good faith and by appropriate means;

         (ii) Security Interests created by Siebe Inc. and/or any of its Subsidiaries (whether on, before or (but only if in accordance with the existing terms of the U.S. Facility) after the date of this Agreement) to secure:

                  (A)      the U.S.  Facility; or

                  (B) the secured facility dated 27th July, 1990 for Siebe Inc. arranged by Bankers Trust Company, until the date on which that facility is to be repaid or prepaid in accordance with Clause 4.2 (Condition precedent to the first Loan), provided that the principal amount of Financial Indebtedness secured thereby is not increased except, for the facility referred to in sub-paragraph (B) above only, by reason of any fluctuation in the amount outstanding under that facility and within the limits and in accordance with the terms of that facility; and

         (iii) any Security Interests existing at the date of this Agreement (which Security Interests secure a principal amount of indebtedness incurred or committed to be lent not exceeding in aggregate US$35.000,000 or its equivalent in other currencies);

         (iv) any Security Interest in respect of the refinancing, renewal or extension of any indebtedness incurred or committed to be lent and secured by any Security Interest referred to in sub-paragraph (iii) above, provided that the principal amount of any such secured indebtedness is not increased except to the extent permitted by paragraph (xi) below:

         (v) any Security Interest arising out of any rights of consolidation, combination or set-off over any clearing or current or deposit account in connection with a cash management scheme operated by a member of the Group at its clearing bank;

         (vi) any Security Interest created by the Company or a Material Subsidiary in respect of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security only for indebtedness to a bank or financial institution relating to the goods or documents on or over which that Security Interest exists;

         (vii) any Security Interest arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant person in the ordinary course of business,

         (viii) any Security Interest existing at the time of acquisition on or over any asset acquired by the Company or a Material Subsidiary after the date of this Agreement and not created in contemplation of or in connection with that acquisition and any Security Interest created in respect of the refinancing or renewal of the indebtedness to which that Security Interest relates, provided that the principal amount of that indebtedness is not increased after the date of the acquisition;

         (ix) in the case of any company which becomes a Subsidiary after the date of this Agreement, any Security Interest existing on or over its assets when it becomes a Subsidiary and not created in contemplation of or in connection with it becoming a Subsidiary and any Security Interest created in respect of the refinancing or renewal of the indebtedness to which that Security Interest relates, provided that the principal amount of that indebtedness is not increased after the date of that company becoming a Subsidiary;

         (x) any Security Interest on credit balances with a bank or similar financial institution as security for back-to-back or similar finance to be provided to a member of the Group;

         (xi) any Security Interest created or outstanding on or over assets of the Company or any Material Subsidiary, provided that the aggregate outstanding principal, capital or nominal amount secured by all Security Interests created or outstanding under this exception (including any indebtedness which exceeds the limit referred to in paragraph (id) above) on or over assets of the Company or any Material Subsidiary must not at any time exceed 10 per cent. of the Tangible Consolidated Net Worth (as defined in Clause 17.12 (Financial covenants)) in aggregate or its equivalent (as reasonably determined by the Agent); and

         (xii) any Security Interest not otherwise permitted by the above provisions which is created or subsists with the prior written consent of the Majority Banks.

17.9     TRANSACTIONS SIMILAR TO SECURITY

(a) Subject to paragraph (b) below, the Company shall not, and the Company shall procure that none of its Material Subsidiaries will:

         (i) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (ii) sell, transfer or otherwise dispose of any of its receivables on terms which provide for recourse to the Company or any Material Subsidiary in the event that such a receivable is uncollectable, except for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

(b)      Paragraph (a) does not apply to:

         (i)      any such transaction that may be entered into:

                  (A)      with the prior consent of the Majority Banks; or

                  (B) where that transaction (together with all other such transactions, whether related or not) would constitute a disposal which is not substantial in relation to the assets of the Group as a whole; and

         (ii) a sale, transfer or disposal of assets on arm's length terms (on terms whereby it is or may be so leased or re-acquired) within 180 days of the purchase, transfer or acquisition of those assets by the Company or any Material Subsidiary, as the case may be.

17.10             DISPOSALS

(a) The Company shall not, and the Company shall procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

(b)      Paragraph (a) does not apply to:

         (i) disposals made in the ordinary course of business of the disposing entity; or

         (ii) disposals of assets in exchange for, or for cash proceeds which are used within 3 months of that disposal to acquire, other assets comparable or superior as to type, value and quality; or

         (iii)    disposals made with prior consent of the Majority Banks; or

         (iv) disposals which are not substantial in the context of the Group taken as a whole; or

         (v) disposals by one member of the Group to the Company or to another member of the Group in circumstances where the direct or indirect shareholding or other interest of the Company in that other member of the Group acquiring the asset in question is equal to or greater than the direct or indirect shareholding or other interest of the Company in the member of the Group disposing of that asset; or

         (vi) disposals by a member of the Group to another member of the Group where the Company's direct or indirect shareholding or other interest in the member of the Group acquiring the asset is less than its direct or indirect shareholding or other interest in the member of the Group disposing of that asset, provided that the disposal is on arm's length terms for market value and for a consideration to be satisfied in full at the time of the disposal; or

         (vii) disposals on normal commercial terms on an arm's length basis of obsolete assets or assets no longer required for the purpose of the relevant person's business; or

         (viii) the payment of cash as consideration for the acquisition of any asset on normal commercial terms on an arm's length basis; or

         (ix) the temporary application of funds not immediately required in the relevant person's business in the purchase or making of investments or the realisation of those investments; or

         (x) the application of the proceeds of an issue of securities (whether equity or debt) for the purpose stated in the prospectus or other offering document relating to that issue.

17.11             CHANGE OF BUSINESS

         The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group from that carried on at the date of this Agreement. An extension or commencement of business to include allied, related or similar activities does not constitute a change of business for this purpose.

17.12             FINANCIAL COVENANTS

(a)      In this Clause 17.12:

         "EXCLUDED CASH"

         means, in respect of any member of the Group, the amount (if any) of any cash in hand or cash at bank or other form of deposit, in each case, of that member held outside the U.K. which or the proceeds of which, in accordance with all applicable foreign exchange laws or other laws, is or are not permitted at that time to be applied to meet any indebtedness included in the calculation of Total Consolidated Borrowings or to be remitted to the U.K.

         "INTEREST PAYABLE"

         means all interest, acceptance commission and all other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalized) incurred by the Group in effecting, servicing or maintaining Total Consolidated Borrowings during a financial year of the Group.

         "INVESTMENTS"

         means:

         (a) the then current market value of marketable debt securities issued or guaranteed by any OECD member government;

         (b) short term deposits and money at call with a recognized bank, building society or financial institution incorporated or established in the OECD, except to the extent they constitute Excluded Cash;

         (c) the then current market value of any certificate of deposit the term of which has 12 months or less remaining to maturity issued by a recognised bank, building society or financial institution incorporated or established in the OECD;

         (d) the then current market value of any commercial paper and any other negotiable money market instrument with a maximum maturity of 12 months or less with ratings of Al granted by Standard & Poor's Ratings Group and PI granted by Moody's Investors Service, Inc. respectively (or, if a rating is granted by only one of these agencies either A1 granted by Standard & Poor's Ratings Group or P1 granted by Moody's Investors Service, Inc.) or is issued or guaranteed by a recognised bank or building society incorporated or established in the OECD; and

         (e) any cash in hand or cash at bank, except to the extent they constitute Excluded Cash.

         "NET INTEREST"

         means Interest Payable less any interest or amounts in the nature of interest receivable by any member of the Group during the relevant financial year or, if not remittable to the UK, is receivable in an OECD country or is off-settable in the relevant jurisdiction against any Interest Payable.

         "OPERATING PROFIT"

         means the consolidated profits before tax (after adding back Interest Payable and any exceptional item shown as such in the Profit and Loss Account) of The Group for a financial year of the Group (before taking into account any extraordinary items; shown as such in the Profit and Loss Account).

         "TANGIBLE CONSOLIDATED NET WORTH"

         means at any time the aggregate of,

         (i) the amount paid up or credited as paid up on the issued share capital of the Company; and

         (ii) the amount standing to the credit of the consolidated capital and revenue reserves of the Group;

         based on the Balance Sheet but adjusted by:

         (A) adding any amount standing to the credit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in sub-paragraph (ii) above and to the extent the amount is not attributable to any dividend or other distribution declared, recommended or made by any member of the Group;

         (B) deducting (to the extent not already reflected in the reserves) any amount standing to the debit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet;

         (C) deducting any amount attributable to goodwill or any other intangible asset except that any goodwill or any other intangible asset arising on the acquisition of companies and businesses made after the date of the Agreement will not be deducted or (to the extent already deducted or written off) will be added back;

         (D) deducting (so far as not otherwise excluded as attributable to minority interests) any amount attributable to an upward revaluation of assets of any member of the Group after 1st April, 1995 or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group, save where the upward revaluation is made pursuant to SSAP 14;

         (E) reflecting any variation in the amount of the issued share capital of the Company and the consolidated capital and revenue reserves of the Group after the date of the Balance Sheet;

         (F) reflecting any variation in the interest of the Company in any other member of the Group since the date of the Balance Sheet;

         (G) excluding any amount attributable to deferred taxation (other than deferred taxation insofar as standing to the credit of reserves in accordance with SSAP 15);

         (H)      excluding any amount attributable to minority interests; and

         (I) eliminating inconsistencies between the accounting principles applied in connection with the Balance Sheet and those applied in connection with the Original Group Accounts.

"TOTAL CONSOLIDATED BORROWINGS"

means at any time the aggregate (without double counting) of the following:

         (i) the outstanding principal amount of any moneys borrowed by any member of the Group and any outstanding overdraft debit balance of any member of the Group;

         (ii) the outstanding principal amount of any debenture, bond, note, loan stock or other security (other than equity which is not a mechanism for borrowing) of any member of the Group;

         (iii) the outstanding principal amount of any acceptance under any acceptance credit opened by a bank or other financial institution in favour of any member of the Group, except for any such acceptance credit opened in the ordinary course of trade the term of which is 180 days or less;

         (iv) the outstanding principal amount of all moneys owing by a member of the Group in connection with the sale or discounting of receivables (otherwise than on a nonrecourse basis);

         (v) the outstanding principal amount of any indebtedness of any member of the Group arising from any advance or deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (other than any asset obtained on normal commercial terms in the ordinary course of trading);

         (vi) the capitalised element of indebtedness of any member of the Group in respect of a lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (vii) any fixed or minimum premium payable on the repayment or redemption at maturity of any instrument referred to in sub-paragraph (ii) above; and

         (viii) the outstanding principal amount of any indebtedness of any person of a type referred to in sub-paragraphs (i) - (vii) above which is the subject of a guarantee or indemnity by any member of the Group, other than any Financial Indebtedness owed by one member of the Group to another member of the Group.

         Any amount outstanding in a currency other than Sterling is to be taken into account at the relevant rate of exchange used in the preparation of the financial statement in question, but if there is no such financial statement, at its Sterling equivalent calculated on the basis of the Agent's spot rate of exchange for the purchase of that currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated.

         "TOTAL CONSOLIDATED NET BORROWINGS"

         means at any time Total Consolidated Borrowings at that time less Investments at that time of any member of the Group.

(b) All the terms used in paragraph (a) above are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts.

(c) The Company shall procure that:

         (i) Tangible Consolidated Net Worth is not at any time less than (pound)525,000,000;

         (ii) the ratio of Total Consolidated Net Borrowings to Tangible Consolidated Net Worth is not at any time more than 1.25:1; and

         (III) the ratio of Operating Profit to Net Interest is not, at the end of each financial year of the Group, less than 3.00:1.

17.13    SUBSIDIARY BORROWINGS

         No Borrower other than the Company shall, and the Company shall procure that no Material Subsidiary will, incur any Borrowings other than:

         (a)      Borrowings under this Agreement;

         (b) Borrowings under the U.S. Facility or any refinancing of the U.S. Facility but, except with the prior written consent of the Majority Banks, the principal amount of that facility may not be increased except by reason of any fluctuation in the amount outstanding under that facility in accordance with its terms;

         (c)      Borrowings from

                  (i)      the Company, or

                  (ii)     another Material Subsidiary; or

                  (iii) any other Subsidiary (other than the Company or a Material Subsidiary), except to the extent that the Borrowings are funded by that Subsidiary from Borrowings from outside the Group;

         (d) in the case of a company that becomes a Subsidiary after the date of this Agreement, any Borrowings of that Subsidiary existing when it becomes a Subsidiary and not incurred in connection with it becoming a Subsidiary or any Borrowings incurred to refinance those Borrowings, provided that:

                  (i) the principal amount of the Borrowings are not increased after the date of that company becoming a Subsidiary; and

                  (ii) the borrowings are not guaranteed by the Company or any Material Subsidiary; and

         (e) any Borrowings (other than Borrowings set out in sub-paragraphs (a) to (d) (inclusive) above) of Material Subsidiaries which do not exceed in aggregate USS350,000,000 (or its equivalent in any other currency or currencies).

17.14             GUARANTEES

         The Company shall procure that no guarantee or indemnity or other similar assurance against financial loss is granted by any of the Material Subsidiaries in respect of any Financial Indebtedness of the Company, unless a similar guarantee, indemnity or other assurance has been granted in favour of the Banks in respect of the Company's obligations under the Finance Documents, except that Material Subsidiaries incorporated in the UK may grant guarantees, in the ordinary course of their business, to secure the Company's indebtedness in respect of debit balances of members of the Group with the Group's UK clearing banks (being currently Barclays Bank PLC, National Westminster Bank Plc, Royal Bank of Scotland p1c, Lloyds Bank Plc and Standard Chartered Bank) if:

         (a) the bank to whom the guarantee is granted (the "BENEFICIARY") is. at the time of granting the guarantee, providing group overdraft limits to the Company and one or more of its UK subsidiaries;

                  (b) the relevant guarantee extends only to cover debit balances on accounts of members of the Group with the Beneficiary included in the cash management scheme provided by that Beneficiary; and

         (c) the liability of each Material Subsidiary under any guarantee provided by it under this exception is limited in amount to the amount (if any) of the credit balance(s) on that Material Subsidiary's account(s) with the Beneficiary which are part of the cash management scheme provided by that Beneficiary.

17.15             COMPLIANCE WITH ERISA

(a) No US Borrower shall, and the Company shall procure that no other member of the Group incorporated in the United States will, establish any new employee benefit plan or amend any existing employee benefit plan if the liability or increased liability resulting from such establishment or amendment would be reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents.

(b) Each US Borrower shall, and the Company shall procure that each US Borrower will, establish, maintain and operate each employee benefit plan maintained by each US Borrower and each person (an "ERISA AFFILIATE") which is a member of a group which is under common control with that US Borrower within the meaning of Section 414(b) and (c) of the United States Internal Revenue Code (the "IRC") for the benefit of any of the employers of that US Borrower or an ERISA affiliate in compliance in all material respects with the provisions of the United States Employee Retirement Income Security Act of 1974 ("ERISA"), the IRC and all other applicable laws and regulations except where failure to comply would not be reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents, and shall not permit any accumulated funding deficiency (as specified in the IRC) to occur with respect to any such employee benefit plan by more than an amount which would be reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents.

18.      DEFAULT

18.1     EVENTS OF DEFAULT

         Each of the events set out in Clauses 18.2 (Non-Payment) to 18.14 (Material adverse change) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Borrower or any other person).

         18.2     NON-PAYMENT

         Any Borrower does not pay within 3 Business Days of the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

18.3     BREACH OF OTHER OBLIGATIONS

         Any Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.2 (Non-payment)) and, except in the case of a breach of Clause 17.12 (Financial covenants), if that default is capable of remedy, it is not remedied within 30 days after notice of that default is given to the Company by the Agent.

18.4     MISREPRESENTATION

         A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

18.5     CROSS-DEFAULT

(a) Any Financial Indebtedtness of the Company or any Material Subsidiary is not paid when due or within any applicable grace period; or

(b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of the Company or any Material Subsidiary, unless the event of default:

         (i)      is not material; and

         (ii) is remedied or unconditionally waived within 21 days of the Company or the relevant Material Subsidiary becoming aware of its occurrence without any lender concerned taking any action to improve its position; or

(c) any Financial Indebtedness of the Company or any Material Subsidiary becomes prematurely due and payable or is placed on demand, in either case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of the Company or any Material Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness, provided that the aggregate amount of any such Financial Indebtedness referred to in paragraphs (a) to (d) above is equal to or exceeds US$10,000,000 or its equivalent in other currencies.

18.6     INSOLVENCY

(a) The Company or any Material Subsidiary is, or is deemed for the purposes of any law (other than Section 123(i)(a) of the Insolvency act 1986, in circumstances where the sum claimed in the statutory demand is being contested by the Company or the relevant Material Subsidiary in good faith and the Company or the relevant Material Subsidiary is able to show, to the reasonable satisfaction of the Agent, that the contest will succeed) to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) the Company or any Material Subsidiary suspends making payments on all or any class of its debts or announce, an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) the Company or any Material Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling or any of its indebtedness.

18.7     WINDING-UP AND OTHER PROCEEDINGS

         (a) Any step (including petition, proposal or convening a meeting) is taken by the Company or any Material Subsidiary with a view to a composition, assignment or arrangement with any creditors of the Company or any Material Subsidiary; or

         (b) a meeting of the Company or any Material Subsidiary is convened by the Company or any Material Subsidiary for the purpose of considering any resolution for (or to petition for) its winding-up of its administration or any such resolution is passed; or

         (c) any person presents a petition for the winding-up or for the administration of the Company or any Material Subsidiary and, in the case of a petition for the winding-up of the Company or any Material Subsidiary, that petition is not withdrawn within 30 days of the Company or the relevant Material Subsidiary becoming aware of the same or the Company or the relevant Material Subsidiary is contesting the petition in good faith and is able to show, to the reasonable satisfaction of the Agent, that the petition for winding-up will be struck out or dismissed; or

         (d) any order for the winding-up or administration of the Company or any Material Subsidiary is made,

         save for (i) the purposes of a reconstruction, amalgamation, reorganisation, merger or consolidation of the Company or the relevant Material Subsidiary on terms approved in advance by the Majority Banks (such approval, in the case of a Material Subsidiary (other than a Borrower), not to be unreasonably withheld) and (ii) the voluntary solvent winding-up of a Material Subsidiary (other than a Borrower).

18.8     APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Company or any Material Subsidiary or any part of its assets, save for (i) the purposes of a reconstruction, amalgamation, reorganisation, merger or consolidation of the Company or the relevant Material Subsidiary on terms approved in advance by the Majority Banks (such approval, in the case of a Material Subsidiary (other than a Borrower), not to be unreasonably withheld) and (ii) the voluntary solvent winding-up of a Material Subsidiary (other than a Borrower); or

(b) the directors of the Company or any Material Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like, save for (i) the purposes of a reconstruction, amalgamation, reorganisation, merger or consolidation of the Company or the relevant Material Subsidiary on terms approved in advance by the Majority Banks (such approval, in the case of a Material Subsidiary (other than a

         Borrower), not to be unreasonably withheld) and (ii) the voluntary solvent winding-up of a Material Subsidiary (other than a Borrower).

18.9     CREDITORS' PROCESS

         Any attachment, sequestration, distress or execution affects any asset of the Company or any Material Subsidiary and is not discharged within 21 days of such action, unless being contested in good faith by appropriate means.

18.10    ANALOGOUS PROCEEDINGS

         There occurs, in relation to the Company or any Material Subsidiary, any event anywhere which, in the opinion of the Majority Banks, corresponds with any of those mentioned in Clauses 18.6 (Insolvency) to
         18.9 (Creditors' process) (inclusive).

18.11    CESSATION OF BUSINESS

         The Company or any Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business save for (i) the purposes of a reconstruction, amalgamation, reorganisation, merger or consolidation of the Company or the relevant Material Subsidiary on terms approved in advance by the Majority Banks (such approval, in the case of a Material Subsidiary (other than a Borrower), not to be unreasonably withheld) and (ii) the voluntary solvent winding-up of a Material Subsidiary (other than a Borrower).

18.12    UNLAWFULNESS

         It is or becomes unlawful for a Borrower to perform any of its material obligations under the Finance Documents.

18.13    GUARANTEE

         The guarantee of the Company is not effective or is alleged by the Company to be ineffective for any reason.

18.14    MATERIAL ADVERSE CHANGE

         Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, would have a material and adverse effect on the ability of the Company to comply with its obligations under the Finance Documents and each of the relevant Banks (through the Agent) shall promptly (but without prejudice to the rights of the Banks under this Agreement) provide the Company with a certificate setting out in reasonable detail the event or series of events in question and the reasons for such an opinion.

18.15    ACCELERATION

         On and at any time after the occurrence of an Event of Default if such Event of Default is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

         (a)      cancel the Total Commitments; and/or

         (b) demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

19.      THE AGENT AND THE ARRANGERS

19.1     APPOINTMENT AND DUTIES OF THE AGENT

         Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

19.2     ROLE OF THE ARRANGERS

         Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

19.3     RELATIONSHIP

         The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

19.4     MAJORITY BANKS' DIRECTIONS

         The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it reasonably considers to be in the best interests of all the Banks, provided that the Agent may not start any legal proceedings on behalf of a Finance Party without that Finance Party's prior consent.

19.5     DELEGATION

         The Agent may act under the Finance Documents through its personnel and agents.

19.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither the Agent nor any Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

19.7     DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

19.8     EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any

         Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

19.9     RELIANCE

         The Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

19.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) his made its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or an Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.11    INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions Precedent) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)      Except as provided above, the Agent has no duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Company or any related entity of the Company whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Borrower.

19.12    THE AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, each of the Agent and the Arrangers has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b) If it is also a Bank or an Arranger, any reference in the Finance Documents to the Agent means the agency department of the Agent specifically responsible for acting as Agent under and in connection with the Finance Documents, as referred to in Clause 32 (Notices). In acting as Agent, the agency department will be treated as a separate entity from any other department or division of the Bank or Arranger concerned. Without limiting the above, the Agent will not be deemed to have notice of a document, information, fact, matter or thing in the possession or knowledge of any other department or division of that Bank or Arranger.

(c)      Each of the Agent and the Arrangers may:

         (i) carry on any business with the Company or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, the Company or its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

19.13    INDEMNITIES

(a) Without limiting the liability of the Borrowers under the Finance Documents, each Bank shall, within 2 Business Days of demand, indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which its participation in the Loans (if any) bear to all the Loans on the date of the demand. If, however, there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

19.14    COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to the Company or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.15    RESIGNATION OF AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may after consultation with the Company appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may after consultation with the Company appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 19 (The Agent and the Arrangers) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f) The Majority Banks may, at any time, with the prior consent of the Company (such consent not to be unreasonably withheld) direct the Agent to resign, whereupon the Agent shall resign but may not appoint its successor. If the Majority Banks direct the Agent to resign, they may, with the prior consent of the Company (such consent not to be unreasonably withheld), appoint a successor Agent.

         19.16             BANKS

         The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary not less than 5 Business Days prior to the relevant payment.

20.      FEES

20.1     FRONT-END FEE

         The Company shall pay to the Agent for the Arrangers within three Business Days of the date of this Agreement a front-end fee in the amount agreed in the Fee Letter between the Arrangers and the Company. The front-end fee shall be distributed by the Agent, on behalf of the Arrangers, among the Banks in the proportions agreed between the Arrangers and the Banks prior to the date of this Agreement.

20.2     COMMITMENT FEE

(a) The Company shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.1 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment during the period from the date of this Agreement up to and including the Final Repayment Date. For this purpose, Loans are taken at their Original Dollar Amount.

(b) Accrued commitment fee is payable semi-annually in arrears on the average unutilised portion of the Commitment. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation takes effect.

20.3     AGENT'S FEE

         The Company shall pay to the Agent for its own account an agency fee in the amount agreed in the Fee Letter between the Agent and the Company. The agency fee is payable annually in advance. The first payment of this fee is payable within three Business Days of the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

20.4     VAT

         Any fee referred to in this Clause 20 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall to the extent that such value added tax is irrecoverable by the Agent or the Bank, as the case may be, be paid by the Company at the same time as it pays the relevant fee.

21.      EXPENSES

21.1     INITIAL AND SPECIAL COSTS

         The Company shall within 2 Business Days of demand pay the Agent the amount of all reasonable costs and expenses (including legal fees) itemised in reasonable detail incurred by it in connection with:

         (a)      the negotiation, preparation, printing and execution of:

                  (i)      this Agreement;

                  (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Company and relating to a Finance Document.

21.2     ENFORCEMENT COSTS

         The Company shall within 2 Business Days of demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

22.      STAMP DUTIES

         The Company shall pay and, within 2 Business Days of demand indemnify each Finance Party against any liability it incurs in respect of:

         (a) any United Kingdom stamp, registration and similar tax which is or becomes payable in connection with the entry into or, performance of any Finance Document; and

         (b) any stamp, registration and similar tax which is or becomes payable in connection with the enforcement of any Finance Document in any jurisdiction,

         other than any such tax payable in connection with any assignment or transfer by any Bank of any of its rights and/or obligations under this Agreement on the entering into of a Novation Certificate.

23.      INDEMNITIES

23.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of a Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) that Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, that Borrower shall within 2 Business Days of demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) that Borrower shall pay to the Finance Party concerned on demand any exchange costs, and taxes payable in connection with any such conversion.

(b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2     OTHER INDEMNITIES

         The Company shall within 2 Business Days of demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Event of Default;

         (b) the operation of Clause 18.15 (Acceleration) or Clause 29 (Pro rata sharing);

         (c) any payment of principal or an overdue amount being received from any source otherwise than on its Repayment Date and, for the purposes of this paragraph (c), the Repayment Date of an overdue amount is the last day of each Designated Term (as defined in Clause 8.3 (Default interest)); or

         (d) (other than by reason of negligence or default by a Finance Party) a Loan not being made after a Borrower has delivered a Request for that Loan.

         The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilized to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan. At the same time it makes demand, the Finance Party shall supply a certificate of loss or liability containing reasonable details of the amount and basis of the claim.

24.      EVIDENCE AND CALCULATIONS

24.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

24.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3     CALCULATIONS

         Interest and the fee payable under Clause 20.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest (including any applicable MLA Cost) payable on an amount denominated in Sterling only, 365 days.

25.      AMENDMENTS AND WAIVERS

25.1     PROCEDURE

         (a) Subject to Clause 25.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Banks. The Agent may effect, on behalf of the Banks, an amendment to which they or the Majority Banks have agreed.

         (b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

25.2     EXCEPTIONS

(a)      An amendment or waiver which relates to:

         (i)      the definition of "Majority Banks" in Clause 1.1
                  (Interpretation);

         (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents; or

         (iii)    an increase in a Bank's Commitment; or

         (iv) the incorporation of additional borrowers otherwise than in accordance with Clause 26.4 (Additional Borrowers); or

         (v) a term of a Finance Document which expressly requires the consent of each Bank; or

         (vi) Clause 15 (Guarantee), Clause 17.7 (Pari passu ranking), Clause 29 (Pro rata sharing) or this Clause 25 (Amendments and waivers),

         may not be effected without the consent of each Bank.

(b) An amendment or waiver which relates to the rights and/or obligations of the Agent may not be effected without the consent of the Agent.

25.3     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.      CHANGES TO THE PARTIES

26.1     TRANSFERS BY THE BORROWERS

         Neither the Company nor any other Borrower may assign, transfer, novate, or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

26.2     TRANSFERS BY BANKS

(a) A Bank (the ("EXISTING BANK") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement and/or its Commitment to another bank or financial institution (the "NEW BANK") which is a Qualifying Lender and which complies with its obligations under Clause 11.3 (US tax forms) and Clause 11.4 (Other tax forms). If an Existing Bank transfers, assigns or novates its rights and obligations in respect of less than all its Commitment, the portion to which such transfer, assignment or novation relates must be equal to or greater than US$10,000,000. The prior consent of the Company is required for any such assignment, transfer or novation, unless:

         (i)      the New Bank is another Bank or an Affiliate of a Bank; or

         (ii)     an Event of Default is outstanding.

         However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Company of an application for consent, it has not been expressly refused.

(b) A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with Clause 26.3 (Procedure for novations); or

         (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (pound)750.

(e) An Existing Bank is not responsible to a New Bank for:

         (i) the execution genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by the Company of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

(i) If, at the time of any transfer, novation or assignment by a Bank or of any change of Facility Office, circumstances exist which would oblige a Borrower to pay to the New Bank or assignee (or, in the case of a change of Facility Office, the relevant Bank) under Clause 11 (Taxes), 13 (Increased costs) or 14 (illegality) any sum in excess of the sum (if any) which it would have been obliged to pay to that Bank under the relevant Clause in the absence of that transfer, novation, assignment or change, that Borrower shall not be obliged to pay that excess.

26.3     PROCEDURE FOR NOVATIONS

(a)      A novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part I of
                  Schedule 5 (a "NOVATION CERTIFICATE"),

         (ii)     the Agent executes it; and

         (iii) the novation is in accordance with Clause 26.2(a) (Transfers by Banks).

(b) Each party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

26.4     ADDITIONAL BORROWERS

(a) If the Company wishes one of its wholly-owned Subsidiaries to become an Additional Borrower, then it may (with the prior consent of the Agent acting on the instructions of the Majority Banks) deliver to the Agent the documents listed in Part II of Schedule 2.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower. However, it may not utilise the Facility until the Agent confirms to the other Finance Parties and the Company that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it.

(c) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 16 (Representations and warranties) and to be made by them on the date of the Borrower Accession Agreement under, in the case of the relevant Subsidiary, sub-paragraph (a)(ii) and in the case of the Company, paragraph (b) of Clause 16.14 (Times for making representations and warranties) are correct, as if made with reference to the facts and circumstances then existing.

(d) If at any time a Borrower (other than the Company) is under no payment obligation under this Agreement, the Company and that Borrower may declare that that Borrower shall cease to be a Borrower under this Agreement by delivery to the Agent of a Borrower Cessation Notice. On delivery of that Borrower Cessation Notice, that Borrower shall forthwith cease to be a Borrower.

26.5     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

26.6     REGISTER

         The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.      DISCLOSURE OF INFORMATION

(a) A Bank may disclose to an Affiliate or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (i)      a copy of any Finance Document; and

         (ii) any information which that Bank has acquired under or in connection with any Finance Document;

         provided that any such Affiliate or person has agreed in writing to maintain the confidentiality of any such document or information on the same terms (with the appropriate consequential changes) as are set out in paragraph (b) below.

(b) Subject to paragraph (a) above, each Bank shall keep confidential and not, without the prior written consent of the Company, use any information (other than information which is publicly available other than as a result of a breach of this paragraph (b)) supplied by or on behalf of any Borrower under this Agreement otherwise than in connection with this Agreement. However, each Bank is entitled to disclose information:

         (i) in connection with any legal proceedings arising out of or in connection with this Agreement; or

         (ii) if requited to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

         (iii) pursuant to any law or regulation in accordance with which that Bank is required to act; or

         (iv) to any governmental, banking or taxation authority of competent jurisdiction; or

         (v) to its auditors or legal or other professional advisers.

28.      SET-OFF

         A Finance Party may set off any matured obligation owed by a Borrower under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation, whether or not matured (provided that a Bank may only exercise rights of set off against an unmatured obligation owed by it after an Event of Default has occurred), owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may, after an Event of Default his occurred, set off in an amount estimated by it in good faith to be the amount of that obligation. The relevant Finance Party shall promptly notify the Company of any set off pursuant to this Clause 28 (Set-off). Nothing in this Clause 28 (Set-off) shall be effective to create a charge.

29.      PRO RATA SHARING

29.1     REDISTRIBUTION

         If any amount owing by a Borrower under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the Agent;

         (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

         (c) subject to Clause 29.3 (Exceptions), the recovering Finance Party shall, within 5 Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the Agent shall treat the redistribution as if it were a payment by the relevant Borrower under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause
                  10.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and the Company will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

29.2     REVERSAL OF REDISTRIBUTION

         If under Clause 29.1 (Redistribution):

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to a Borrower; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon, the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

29.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the relevant Borrower in the amount of the redistribution pursuant to Clause 29.1(e) (Redistribution).

(b) Where a recovering Finance Party has received a recovery as a consequence of the satisfaction or enforcement of a judgment obtained in any legal action or proceedings to which it is a party, it need not pay a redistribution to any Finance Party which (being entitled to do so) did not join in with the recovering Finance

         Party in the legal action or proceedings, unless the recovering Finance Party did not give prior notice of its involvement in the legal action or proceedings to the Agent for disclosure to all the Banks.

30.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.      NOTICES

32.1     GIVING OF NOTICES

         All notices or other communications under or in connection with this Agreement shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:

         (a)      if in writing, when delivered;

         (b) if by telex when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (c)      if by facsimile, when received in a legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

32.2     ADDRESSES FOR NOTICES

(a) The address, telex number and facsimile number of each Party (other than the Agent) for all notices under or in connection with this Agreement are:

         (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b) The address, telex number and facsimile number of the Agent is:

         For the attention of Loans Agency Department
         1 High Timber Street
         London EC4V 3SB
         Telex no:         887434
         Fax no:           0171-711 3861

         or such other address, telex number or facsimile number as the Agent may notify to the other Parties for this purpose by not less than five Business Days' notice.

(c) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause. The Agent shall deliver a copy of any notice to a Borrower (other than the Company) to the Company.

33.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation (except for the audited accounts of Deutsche Siebe
                  GmbH) and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

34.      JURISDICTION

34.1     SUBMISSION

(a) For the benefit of each Finance Party, each Borrower agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

(b) Without prejudice to paragraph (a) above, Siebe Inc. and any other US Borrower agrees that any New York State or Federal court sitting in New York City shall have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts.

34.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Borrower (other than a Borrower incorporated in England and Wales):

         (a) irrevocably appoints the Company as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

         (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned; and

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 32.2. (Addresses for notices).

34.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Borrower:

         (a) waives objection to the English or New York courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4     NON-EXCLUSIVITY

         Nothing in this Clause 34 limits the right of a Finance Party to bring proceedings against a Borrower in connection with any Finance Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

35.      GOVERNING LAW

         This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS



Banks                                                                                               COMMITMENTS
                                                                                                        US$
SENIOR LEAD MANAGERS
Bankers Trust Company                                                                               60,000,000
National Westminster Bank Plc                                                                       60,000,000
Swiss Bank Corporation                                                                              60,000,000
The Bank of Tokyo, Ltd.                                                                             60,000,000
Bayerische Landesbank Girozentrale, London Branch                                                   60,000,000
CIBC Wood Gundy Ireland Ltd                                                                         60,000,000
Commerzbank Aktiengesellschaft, London Branch                                                       60,000,000
Den Danske Bank Aktieselskab                                                                        60,000,000
The Fuji Bank, Limited                                                                              60,000,000
Lloyds Bank Plc                                                                                     60,000,000
Midland Bank plc                                                                                    60,000,000
Westdeutsche Landesbank Girozentrale, London Branch                                                 60,000,000

LEAD MANAGERS

Bank Brussels Lambert London                                                                        40,000,000
Banque Nationale de Paris London Branch                                                             40,000,000
Barclays Bank PLC                                                                                   40,000,000
Chemical Bank                                                                                       40,000,000
The First National Bank of Boston                                                                   40,000,000
Mellon Bank N.A.                                                                                    40,000,000
Morgan Guaranty Trust Company of New York                                                           40,000,000
The Sanwa Bank, Limited                                                                             40,000,000
Standard Chartered Bank                                                                             40,000,000
The Sumitomo Bank, Limited                                                                          40,000,000
The Toronto-Dominion Bank                                                                           40,000,000

MANAGERS

ABN AMRO Bank N.V.                                                                                  20,000,000
Banca Commerciale Italiana SpA, London Branch                                                       20,000,000
Banca Nazionale del Lavoro SpA, London Branch                                                       20,000,000
Banco Exterior de Espana S.A. - London Branch                                                       20,000,000
Bank of Montreal                                                                                    20,000,000
The Bank of Nova Scotia                                                                             20,000,000
Bayerische Vereinsbank Aktiengesellschaft, London Branch                                            20,000,000
Comerica Bank                                                                                       20,000,000
Credit Lyonnais                                                                                     20,000,000

Credit Suisse                                                                                       20,000,000
Deutsche Bank AG London                                                                             20,000,000
Fleet Bank of Massachusetts, N.A.                                                                   20,000,000
The Mitsubishi Bank, Limited                                                                        20,000,000
Nomura Bank International plc                                                                       20,000,000
Svenska Handelsbanken (publ)                                                                        20,000,000
The Tokai Bank, Limited                                                                             20,000,000
Wachovia Bank of Georgia, N.A.                                                                      20,000,000


                                                                                                 -------------
                                                                      Total Commitments       US$1,500,000,000
                                                                                                 -------------

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                      TO BE DELIVERED BEFORE THE FIRST LOAN



1.       All Borrowers

         A copy of the memorandum and articles of association and certificate of incorporation or other constitutional documents of each Borrower.

2.       Company

(a)      A copy of a resolution of the board of directors of the Company:

         (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement and the Fee Letters;

         (ii) authorising a specified person or persons to execute this Agreement and the Fee Letters on its behalf, and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement:

(b) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c) a certificate of a director of the Company confirming that utilisation of the Facility in full would not cause any borrowing limit binding on it to be exceeded; and

(d) a certificate of an authorised signatory of the Company certifying that each copy document specified in Part I of this Schedule 2 (other than paragraph 4 below) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3.       Original Borrowers

(a)      A copy of a resolution of the board of directors of Siebe Inc.:

         (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

         (ii) authorising a specified person or persons to execute this Agreement on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

(b) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c) in respect of Deutsche Siebe GmbH, a legalised extract from the Commercial Registry of Bleldeld showing that the person or persons executing the Agreement on behalf of Deutsche Siebe GmbH are in fact Geschaftsfuhreur(s) with the proper signature authority; and

(d) a certificate of a director of the relevant Borrower confirming that, in the case of Deutsche Siebe GmbH, utilisation of the Facility in full would not cause any borrowing limit binding on it to be exceeded and, in the case of Siebe Inc., Siebe Inc. will not utilise the Facility to the extent that it would cause any borrowing limit on it to be exceeded.

4.       Other documents

(a) A letter from the Company to Swiss Bank Corporation and from Siebe Inc. to Bankers Trust Company as agents under the Existing Facilities confirming that all amounts owing under the Existing Facilities will be repaid or prepaid in full, and that all commitments will be cancelled in full, on the first proposed Drawdown Date.

(b) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

5.       Legal opinions

(a) A legal opinion of Fried, Frank. Harris, Shriver & Jacobson, legal advisers to the Company as to U.S. law;

(b) a legal opinion of Hengeler Mueller Weitzel Wirtz, legal adviser to the Agent as to German law; and

(c) a legal opinion of Allen & Overy, legal advisers to the Agent as to English law, in each case, addressed to the Finance Parties.

                                     PART II

                    TO BE DELIVERED BY AN ADDITIONAL BORROWER

(a) A Borrower Accession Agreement, duly executed by the Additional Borrower and the company;

(b) a copy of the memorandum and articles of association and certificate of incorporation or other constitutional documents of the Additional Borrower;

(c) a copy of a resolution of the board of directors (or equivalent) of the Additional Borrower:

         (i) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

         (ii) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

(d) a certificate of a duly authorised officer of the Additional Borrower confirming that utilisation of the Facility in full would not cause any borrowing limit binding on it to be exceeded;

(e) a copy of any other authorisation or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document;

(f) a specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above;

(g)      the latest audited financial statements of the Additional Borrower;

(h) a legal opinion of legal advisers to the Agent in the jurisdiction of incorporation of the Additional Borrower, addressed to the Finance Parties; and

(i) a certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in paragraphs (b) and (c) of Part II of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

                                   SCHEDULE 3

                           CALCULATION OF THE MLA COST


(a) The MLA Cost for a Loan denominated in Sterling for each Interest Period for that Loan is calculated in accordance with the following formula:

                     BY + L(Y-X) + S(Y-Z) % per annum = MLA Cost
                     -------------------
                                 100-(B + S)

where on the day of application of the formula:

B is the percentage of the Agent's eligible liabilities which the Bank of England then requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11.00 am. on that day for the relevant period;

L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England, which percentage shall (in the absence of evidence that any higher figure is appropriate) be conclusively presumed to be 5%;

X is the rate at which secured Sterling investments may be placed by the Agent with members of the London Discount Market Association at or about 11.00 a.m. on that day for the relevant period or if greater the rate at which Sterling bills of exchange (of a term or equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about
         11.00 am. on that day;

S is the percentage of the Agent's eligible liabilities which the Bank of England then requires the Agent to place as a special deposit; and

Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)      For the purposes of this Schedule 3:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them it the time of application of the formula by the Bank of England;

         (ii)     "RELEVANT PERIOD" in relation to a Loan, means:

                  (A)     if its Term is 3 months or less, its Term; or

                  (B)     if its Term is more than 3 months, 3 months.

(c) In the application of the formula, B, Y, 1, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15 %. BY is calculated as 0.5 x 15.

(d)      (i)      The formula is applied on the first day of each Loan.

         (ii) Each amount calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the MLA Cost will subsequently be calculated. However, only such amendments may be made to the method of calculation as are necessary to the above formula so as to (and only so as to) restore the position in terms of overall return to that which prevailed before the relevant change occurred. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST



To:       SWISS BANK CORPORATION as Agent

From:[                              ]                     Date:[               ]



             SIEBE PLC - US$1,500,000,000 REVOLVING CREDIT AGREEMENT
                            DATED 29TH NOVEMBER, 1995

1.       We wish to borrow a Loan as follows:

         (a)      Drawdown Date:               [      ]

         (b)      Currency:                    [      ]

         (c)      Amount:                      [      ]

         (d)      Term:                        [      ] /alternative approved duration of Term:  [       ]*

         (e)      Payment Instructions:                       [      ].

2. We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Request.

By:

[                 ]
Authorised Signatory


--------
         *       Complete only if the requested Term is of an optional duration.

                                   SCHEDULE 5

                           FORM OF ACCESSION DOCUMENTS

                                     PART I

                          FORM OF NOVATION CERTIFICATE



To:      SWISS BANK CORPORATION as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]                  Date:  [         ]

             SIEBE PLC - US$1,500,000,000 REVOLVING CREDIT AGREEMENT
                            DATED 29TH NOVEMBER, 1995

We refer to Clause 26.3 (Procedure for novations).

1. We (the "EXISTING BANK") and [ ] (the "NEW BANK") agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations).

2. The specified date for the purposes of Clause 26.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.       The New Bank makes its warranties under Clause 11.6 (Warranties by each
         Bank) on the date of this Novation Certificate and the date in paragraph 2 above.

5.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

Facility Office                                Address for notices
[                               ]              [                               ]
[Existing Bank]                                [New Bank]

By:                                            By:

Date:                                          Date:

SWISS BANK CORPORATION
as agent for and on behalf of
itself and the other Parties

By:

Date:

                                     PART II

                          BORROWER ACCESSION AGREEMENT



To:       SWISS BANK CORPORATION as Agent

From:     [PROPOSED BORROWER] and SIEBE pic

                                                                          [Date]

             SIEBE PLC - US$1,500,000,000 REVOLVING CREDIT AGREEMENT
               DATED 29TH NOVEMBER, 1995 (THE "CREDIT AGREEMENT")

We refer to Clause 26.4 (Additional Borrowers).

[Name of company] of [Registered Office] ( ) (the "PROPOSED BORROWER") agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 26.4 (Additional Borrowers).

The address for notices of the Proposed Borrower for the purposes of Clause 32.2 (Addresses for notices) is:

[

                                    ]

This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:

SIEBE plc
Authorised Signatory

                                    PART III

                        FORM OF BORROWER CESSATION NOTICE



To:        SWISS BANK CORPORATION as Agent

From:      [BORROWER] and SIEBE plc

                                                                          [Date]

             SIEBE PLC - US$1,500,000,000 REVOLVING CREDIT AGREEMENT
               DATED 29TH NOVEMBER, 1995 (THE "CREDIT AGREEMENT")

We refer to Clause 26.4 (Additional Borrowers) of the Credit Agreement.

[Borrower] is under no actual payment obligation under the Credit Agreement in its capacity as a Borrower. Accordingly, pursuant to Clause 26.4(d) of the Credit Agreement and with effect from the date of this notice, [Borrower] shall cease to be a Borrower under the Credit Agreement.

This notice is governed by English law.



By:                                      By:

[BORROWER]                               SIEBE plc
Authorised Signatory                     Authorised Signatory

                                   SCHEDULE 6

                                    TIMETABLE



In this Schedule 6:

D-[x] = x Business Days before the relevant Drawdown Date

A = Agent

B = Bank


                                                                                          TIME
                                                             ------------------------------------------------------
                                                              DOLLARS OR OPTIONAL      SIEBE INC.        SIEBE INC.
                                                              CURRENCY OTHER THAN       (APPROVED         (OPTIONAL
                                                                   STERLING             DURATION)         DURATION)
                                                             (BORROWERS OTHER THAN                                         STERLING
CLAUSE EVENT                                                      SIEBE INC.
------------                                                 ---------------------     ----------        ----------       ----------
5.1              A receives Request                                  D-3                   D-3               D-4             D-1
                                                                  10.00 a.m.            3.30 p.m.         3.30 p.m.       10.00 a.m.
5.4              A notifies B's of details of Request                D-3                   D-3               D-4             D-1
                 and amount of each B's                           1.00 p.m.             5.30 p.m.         5.30 p.m.       1.00 p.m.
                 participation
5.5(b)           A receives objection by B to                        D-3                                     D-3             D-1
                 selection of a Term of optional                  4.00 p.m.                               9.30 a.m.       4.00 p.m.
                 duration
5.5(c)           A notifies Company and B's of the                   D-2                                     D-3              D
                 new Term                                         9.30 a.m.                               5.30 p.m.       9.30 a.m.

                                   SCHEDULE 7

                                FACILITY OFFICES



SENIOR LEAD MANAGERS

Bankers Trust Company
1 Appold Street
Broadgate
London EC2A 2HE

Telephone:               0171-9822500
Telex:                   883341
Fax:                     0171-9821182

National Westminster Bank Plc
135 Bishopsgate
London EC2M 3UR

Telephone:               0171-3755014
Telex:                   882121
Fax:                     0171-3755967

(For non-US Borrowers)
Swiss Bank Corporation, London Branch
1 High Timber Street
London EC4 3SB

Telephone:               0171 711 3489
Telex:                   887434
Fax:                     0171 711 3861

(For US Borrowers)
Swiss Bank Corporation, New York Branch
222 Broadway
PO Box 395
Church Street Station
New York
New York  10008

Telephone:               001 212 574 3856
Telex:
Fax:                     001 212 574 4176

(For non-US Borrowers)
The Bank of Tokyo, Ltd.
12/15 Finsbury Circus
London EC2M 7BT

Telephone:               0171-216 1213
Telex:                   946178
Fax:                     0171-638 8470

(For US Borrowers)
The Bank of Tokyo, Ltd.
1251 Avenue of theAmericas
New York,
New York  10116-3138

Telephone:               001 202 463 0170
Telex:
Fax:                     001 201 413 8225

Bayerische Landesbank Girozentrale
London Branch
13/14 Appold Street
London EC2A 2AA

Telephone:               0171-247 0056
Telex:                   886437
Fax:                     0171-955 5173

CIBC Wood Gundy Ireland Ltd
Ormonde House
12 Lower Leeson Street
Dublin 2
Ireland

Telephone:               353 1 662 4400
Telex:
Fax:                     353 1 662 4371

Commerzbank Aktiengesellschaft
London Branch
Commerzbank House
PO Box 286
23 Austin Friars
London EC2P 2JD

Telephone:               0171 418 4807
Telex:                   8954308/9 CBKLDN G
Fax:                     0171 418 4870

Den Danske Bank Aktieselskab
75 King William Street
London EC4N 7DT

Telephone:               0171 410 4949
Telex:                   896229/896220
Fax:                     0171 283 9526

(For non-US Borrowers)
The Fuji Bank, Limited
River Plate House
7-11 Finsbury Circus
London EC2M 7DH

Telephone:               0171 588 2211
Telex:                   886352/886317FUJIBK G
Fax:                     0171 588 1400

(For US Borrowers)
The Fuji Bank (Luxembourg) S.A.
29 Avenue de la Porte-Neuve 2227
Luxembourg B.P. 894
2018 Luxembourg

Telephone:               00 352 47 4681
Telex:                   3213
Fax:                     00 352 474688

Lloyds Bank Plc
Corporate Banking and Treasury Division
Bank House
Wine Street
Bristol BS1 2AN

Telephone:               0117-923-3476
Telex:                   888301 LOYDLN
Fax:                     0117-923 3367

Midland Bank plc
Midland Corporate Banking
27-32 Poultry
London EC2P 2BX

Telephone:               0171-2604157
Telex:                   8812288
Fax:                     0171-2604227

Westdeutsche Landesbank Girozentrale
London Branch
51 Moorgate
London EC2R 6AE

Telephone:               0171-6386141
Telex:                   88798415
Fax:                     0171-374 8546

LEAD MANAGERS

(For non-US Borrowers)
Bank Brussels Lambert London
6 Broadgate
London EC2M 2AJ

Telephone:               0171 2475566
Telex:                   884979
Fax:                     0171 247 1277

(For US Borrowers)
BBL International (UK) Limited
6 Broadgate
London EC2M 2AJ

Telephone:               0171 2475566
Telex:                   884979
Fax:                     0171 247 1277

Banque Nationale de Paris London Branch
8/13 King William Street
London EC4N 7QJ

Telephone:               0171-895-7070
Telex:                   883412 BNPLNX G
Fax:                     0171-929 0310

Barclays Bank PLC
Murray House
1 Royal Mint Court
London EC3N

Telephone:               0171 488 1144
Telex:
Fax:                     0171 696 2929

Chemical Bank
125 London Wall
London EC2Y 5AJ

Telephone:               0171 777 3629
Telex:                   940 60000 CBC G
Fax:                     0171-777 4745

The First National Bank of Boston
39 Victoria Street
London SW1H 0ED

Telephone:               0171 932 9057
Telex:                   886705/885125
Fax:                     0171 932 9364

Mellon Bank NA
Princess House
1 Suffolk Lane
London EC4R 0AN

Telephone:               0171 626 9828
Telex:                   885962
Fax:                     0171 454 0092

Morgan Guaranty Trust Company of New York
PO Box 161
60 Victoria Embankment
London EC4Y 0JP

Telephone:               0171-325-5767
Telex:                   896631 MGT G
Fax:                     0171-325 8276

(For non-US Borrowers)
The Sanwa Bank, Limited
PO Box 36
City Place House
55 Basinghall Street
London EC2V 5DL

Telephone:               0171 330 5000
Telex:                   888350
Fax:                     0171 330 5555

(For US Borrowers)
The Sanwa Bank, Limited
Georgia-Pacific Center,
Suite 4750
133 Peachtree Street, N.E.
Atlanta
Georgia 30303
U.S.A.

Telephone:               001 404 586-6880
Telex:                   ITT 4611830
Fax:                     001 404 589-1629

Standard Chartered Bank
27 Gracechurch Street
London EC3V 0BX

Telephone:               0171 280 7621
Telex:                   885951
Fax:                     0171 280 7611

(For non-US Borrowers)
The Sumitomo Bank, Limited
Temple Court
11 Queen Victoria Street
London EC4N 4TA

Telephone:               0171-7861000
Telex:                   887667
Fax:                     0171-2360049

(For US Borrowers)
The Sumitomo Bank, Limited
277 Park Avenue
New York, NY  10172
USA

Telephone:               00 1 212 224 4000
Telex:                   420515 (ITT)
Fax:                     00 1 212 593-9522

The Toronto-Dominion Bank
Triton Court
14/18 Finsbury Square
London EC2A 1DB

Telephone:               0171 282 8255
Telex:                   886142
Fax:                     0171 638 2251

MANAGERS

ABN AMRO Bank N.V.
101 Moorgate
London EC2M 6SB

Telephone:               0171 628 7766
Telex:                   887366
Fax:                     0171 588 2975

Banca Commerciale Italiana SpA
London Branch
42 Gresham Street
London EC2V 7LA

(For non-US Borrowers)
Banca Nazionale del Lavoro SpA
London Branch
Fitzwilliam House
10 St. Mary Axe
London EC3A 8NA

Telephone:               0171-337 2400
Telex:                   888094
Fax:                     0171-929 7983

(For US Borrowers)
Banca Nazionale del Lavoro SpA
London Branch
Fitzwiliam House
London Branch
10 St. Mary Axe
London EC3A 8NA

Telephone:               0171-337 2400
Telex:                   888094
Fax:                     0171-929 7983

(For US Borrowers)
Banca Nazionale del Lavoro SpA
25 West 51st Street
New York
NY 10019
USA

Telephone:               00 1 212 581 0710
Telex:                   62840
Fax:                     00 1 212 765 2978

(For non-US Borrowers)
Banco Exterior de Espana S.A.
1 Great Tower Street
London EC3R 5AH

Telephone:               0171 623 3404
Telex:                   886820 BELCO G
Fax:                     0171 623 3235

(For US Borrowers)
Banco Exterior de Espana S.A. - London Branch
320 Park Avenue
20th Floor
New York
New York   10022

Telephone:               001 2126059800
Telex:                   4964640 BEX NYC
Fax:                     00 12127554211

Bayerische Vereinsbank Aktiengesellschaft
London Branch
1 Royal Exchange Buildings
London EC3V 3LD

Telephone:               0171-6261301
Telex:                   889196
Fax:                     0171-6969989

Comerica Bank
500 Woodward Avenue
Detroit
Michigan
USA 48226-3329

Telephone:               00 13132224473
Telex:                   164366
Fax:                     00 1 3139644765

Credit Lyonnais
84-94 Queen Victoria Street
London EC4P 4LX

Telephone:               0171-6348000
Telex:                   885479
Fax:                     0171-4891559

(From 11.12.95)
Credit Lyonnais
PO Box 81
Broadwalk House
5 Appold Street
London EC2A 2JP

Telephone:               0171-3744014
Telex:                   885479
Fax:                     0171-2147070

(For non-US Borrowers)
Credit Suisse
Five Cabot Square
London E14 4QR

Telephone:               01718888000
Telex:                   887322 CREDSU G
Fax:                     01718888395

(For US Borrowers)
Credit Suisse
PO Box 3700
Church Street Station
New York 10008
USA

Telephone:               001 212 238 5081
Telex:                   420149/420232/420491
Fax:                     0012122385389

Deutsche Bank AG London
6 Bishopsgate
London EC2P 2AT

Telephone:               01719717000
Telex:                   9401555
Fax:                     01719717455

(For non-US Borrowers)
Fleet Bank of Massachusetts, N.A.
40/41 St. Andrew's Hill
London EC4V 6DE

Telephone:               01712489531
Telex:                   -
Fax:                     01713349456

(For US Borrowers)
Fleet Bank of Massachusetts, N.A.
75 State Street
Boston, MA 02109
USA

Telephone:               00 1 6173461577
Telex:                   -
Fax:                     00 16173461679

The Mitsubishi Bank, Limited
6 Broadgate
London EC2M 2SX

Telephone:               01716382222
Telex:                   8958931 BISHBK G
Fax:                     01713340140

Nomura Bank International plc
Nomura House
1 St. Martin's le Grand
London EC1A 4NP

Telephone:               01719292366
Telex:                   9413063/4 NBI G
Fax:                     0171-626-0851

Svenska Handelsbanken (publ)
Svenska House
3-5 Newgate Street
London EC1A 7DA

Telephone:               01713294467
Telex:                   894716
Fax:                     01713290654

(For non-US Borrowers)
The Tokai Bank, Limited
One Exchange Square
London EC2A 2EH

Telephone:               01714968000
Telex:                   887375
Fax:                     01716381144

(For US Borrowers)
The Tokai Bank, Limited
Park Avenue Plaza
55 East 52nd Street
New York
NY 10055
USA

Telephone:               00 12123391200
Telex:                   422857
Fax:                     00 12127542153

Wachovia Bank of Georgia, N.A.
International Division
191 Peachtree Street, N.E.
Atlanta
Georgia 30303
USA

Telephone:               001-404-332-5900
Telex:                   -
Fax:                     001-404-332-5905

                                  SIGNATORIES


COMPANY

SIEBE plc

    /s/ E.B. STEPHENS
---------------------------
By:  E.B. STEPHENS



ORIGINAL BORROWERS:

SIEBE INC.

    /s/ E.B. STEPHENS
---------------------------
By:  E.B. STEPHENS


DEUTSCHE SIEBE GmbH

    /s/ E.B. STEPHENS
---------------------------
By:  E.B. STEPHENS



ARRANGERS

BANKERS TRUST COMPANY

      /s/  K.L. Brown
---------------------------
By:  K.L. Brown


NATWEST CAPITAL MARKETS LIMITED

     /s/ M.W.A. VENN
---------------------------
By:  M.W.A. VENN


SBC WARBURG, A DIVISION OF SWISS BANK CORPORATION

     /s/ D.M.M. BEEVER
---------------------------
By:  D.M.M. BEEVER



BANKS

BANKERS TRUST COMPANY

      /s/ K.L. BROWN
---------------------------
By:  K.L. BROWN

NATIONAL WESTMINSTER BANK PLC

    /s/ ROGER W. BYATT
---------------------------
By:  ROGER W. BYATT


SWISS BANK CORPORATION

    /s/ D.M.M. BEEVER
---------------------------
By:  D.M.M. BEEVER


THE BANK OF TOKYO, LTD.

    /s/ ANDREW E. LEE
---------------------------
By:  ANDREW E. LEE


BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

    /s/ CAROLINE POWELL            /s/ HEREWARD DRUMMON
---------------------------      -------------------------
By:  CAROLINE POWELL             HEREWARD DRUMMON


CIBC WOOD GUNDY IRELAND LTD

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


DEN DANSKE BANK AKTIESELSKAB

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


THE FUJI BANK, LIMITED

     /s/ KEIJI TAKADA
---------------------------
By:  KEIJI TAKADA


FUJI BANK (LUXEMBOURG) S.A.

     /s/ KEIJI TAKADA
---------------------------
By:  KEIJI TAKADA


LLOYDS BANK PLC

  /s/ RICHARD D.C. DAKIN
---------------------------
By:  RICHARD D.C. DAKIN

MIDLAND BANK PLC

    /s/ PHILIP MILLS
---------------------------
By:  PHILIP MILLS


WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

  /s/ ROBIN D.C. ARNOLD            /s/ BUBLITZ
---------------------------   ---------------------------
By:  ROBIN D.C. ARNOLD                 BUBLITZ


BANK BRUSSELS LAMBERT LONDON

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


BBL INTERNATIONAL (UK) LIMITED

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


BANQUE NATIONALE DE PARIS LONDON BRANCH

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


BARCLAYS BANK PLC

     /s/ A.H.F. RIGBY
---------------------------
By:  A.H.F. RIGBY


CHEMICAL BANK

   /s/ DAVID A. BROWNE
---------------------------
By:  DAVID A. BROWNE


THE FIRST NATIONAL BANK OF BOSTON

 /s/ DAMARIS G. ALBARRAN
---------------------------
By:  DAMARIS G. ALBARRAN


MELLON BANK N.A.

 /s/ KEITH R.C. BRACKLEY
---------------------------
By:  KEITH R.C. BRACKLEY


MORGAN GUARANTY TRUT COMPANY OF NEW YORK

    /s/ SOHAIL A. RASUL
---------------------------
By:  SOHAIL A. RASUL

THE SANWA BANK, LIMITED

     /s/ P.B. LUCAS
---------------------------
By:  P.B. LUCAS


STANDARD CHARTERED BANK

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


THE SUMITOMO BANK, LIMITED

     /s/ M.D.R. MOORE
---------------------------
By:  M.D.R. MOORE


THE TORONTO-DOMINION BANK

     /s/ M.J. DALY
---------------------------
By:  M.J. DALY


ABN AMRO BANK N.V.

    /s/ C.M. MACDONALD
---------------------------
By:  C.M. MACDONALD


BANCA COMMERCIALE ITALIANA SPA

      /s/ C.A. PIPER
---------------------------
By:  C.A. PIPER


BANCA NAZIONALE DEL LAVORO SPA

       /s/ G. MARRA              /s/ PAUL MITCHELL
---------------------------   ---------------------------
By:  G. MARRA                         PAUL MITCHELL


BANCO EXTERIOR DE ESPANA S.A. - LONDON BRANCH

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


BANK OF MONTREAL

     /s/ C. FERGUSON
---------------------------
By:  C. FERGUSON


THE BANK OF NOVA SCOTIA

      /s/ D. GILES                  /s/ S. FOLEY
---------------------------    ---------------------------
By:  D. GILES                           S. FOLEY

BAYERISCHE VEREINSBANK AKTIENGESELLSCHAFT, LONDON BRANCH

       /s/ J. SIMMS
---------------------------
By:  J. SIMMS


COMERICA BANK

      /s/ IAN BROWN
---------------------------
By:  IAN BROWN (BY POWER OF ATTORNEY)


CREDIT LYONNAIS

      /s/ N.P. SPONG
---------------------------
By:  N.P. SPONG


CREDIT SUISSE

      /s/ S. FOSTER              /s/ JEFFREY HUGHES
---------------------------    ---------------------------
By:  S. FOSTER                       JEFFREY HUGHES


DEUTSCHE BANK AG LONDON

    /s/ B.D. STEVENSON
---------------------------
By:  B.D. STEVENSON


FLEET BANK OF MASSACHUSETTS, N.A.


      /s/ G.J. KILBY
---------------------------
By:  G.J. KILBY


THE MITSUBISHI BANK, LIMITED

    /s/ CLARE KINGDON
---------------------------
By:  CLARE KINGDON


NOMURA BANK INTERNATIONAL PLC

     /s/ SIMON DUFFAY
---------------------------
By:  SIMON DUFFAY


SVENSA HANDELSBANKEN (PUBL)

    /s/ ADELE WITMOND             /s/ PAUL BREAKSPEAR
---------------------------     ---------------------------
 By:  ADELE WITMOND                   PAUL BREAKSPEAR

THE TOKAI BANK, LIMITED

     /s/ DAVID WILSON
---------------------------
By:  DAVID WILSON


WACHOVIA BANK OF GEORGIA, N.A.

 /s/ THOMAS N. MCKINSTRY
---------------------------
By:  THOMAS N. MCKINSTRY




AGENT


SWISS BANK CORPORATION

    /s/ D.M.M. BEEVER               /s/ IAN BROWN
---------------------------    ---------------------------
By:  D.M.M. BEEVER                      IAN BROWN